EXHIBIT 10.33

This Asset Purchase Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Asset Purchase Agreement were made to, and solely for the benefit of, the other parties to this Asset Purchase Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

By and between

TENNESSEE VALLEY AUTHORITY,
as Buyer

and

SEVEN STATES SOUTHAVEN, LLC,
as Seller
August 6, 2013

ASSET PURCHASE AGREEMENT
This ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered this 6 day of August, 2013, by and between Seven States Southaven, LLC, a Delaware limited liability company (“Seller”), and Tennessee Valley Authority, a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended (“Buyer”).
RECITALS
A.    Whereas, Seller is the owner of that certain specified 90% undivided interest in the Facility and the Facility Site and certain other assets and properties described herein (collectively, the Facility, the Facility Site and such other assets and properties, as more fully described herein, are referred to as the “Acquired Assets,” and Seller’s 90% undivided interest in the Facility, the Facility Site and the Acquired Assets are referred to herein as the “Undivided Interest,” the “Ground Interest” and the “Acquired Interest,” respectively);
B.    Whereas, Buyer owns the remaining 10% undivided interest in the Acquired Assets;
B.    Whereas, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Acquired Assets in exchange for the payment of the Purchase Consideration and the assumption of the Assumed Liabilities, all as consideration for such purchase (the foregoing transactions being referred to collectively herein as the “Acquisition Transaction”);
C.    Whereas, it is a condition to the execution of this Agreement that Buyer, simultaneously with the execution and delivery of this Agreement, enters into the Participation Agreement, dated as of August 6, 2013, among (i) Buyer, (ii) Owner Lessor, (iii) Wilmington Trust, National Association, (iv) Equity Investor, and (v) Wilmington Trust Company (the “Participation Agreement”);
D.    Whereas, simultaneously with and as a condition to the Closing, Buyer and the other transaction parties will consummate the Lease/Leaseback Transaction as contemplated by the Participation Agreement and the other transaction documents, including, among other transactions, (i) the lease of the Undivided Interest and Ground Interest (both of which are being conveyed to Buyer from Seller as part of the Acquired Interest) by Buyer to Owner Lessor pursuant to and in accordance with the terms and conditions of (a) the Head Lease Agreement, to be dated as of the Closing, between Buyer and Owner Lessor (the “Head Lease”), and (b) the Ground Lease Agreement, to be dated as of the Closing, between Buyer and Owner Lessor (the “Ground Lease”), and (ii) the formation of the Equity Investor pursuant to the Equity LLC Agreement whereby Seller will receive the Profits Interest; and
E.    Whereas, on the Closing Date and subject to the satisfaction of the terms and conditions set forth in this Agreement and the simultaneous closing of the Lease/Leaseback Transaction, Buyer will purchase from Seller, and Seller will sell to Buyer, the Acquired Interest subject to Buyer’s obligations under the Participation Agreement, Head Lease, and Ground Lease to lease the Undivided Interest and the Ground

Interest (both of which are being conveyed to Buyer from Seller as part of the Acquired Interest) to Owner Lessor.
NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I

DEFINITIONS

1.1    Capitalized Terms. The following capitalized terms shall have the meanings set forth below:

“Accumulated Amortization Costs” shall have the meaning set forth in Section 2.1(g).
“Acquired Assets” shall have the meaning set forth in Section 2.1.
“Acquired Interest” shall have the meaning set forth in the recitals to this Agreement.
“Acquisition Transaction” shall have the meaning set forth in the recitals to this Agreement.
“Actions” shall mean all actions, suits, proceedings, arbitration, or governmental or regulatory investigations or audits.
“Affiliate” of any specified Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person. For purposes of this definition “control” when used with respect to any particular Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling,” “controlled,” and “under common control” have meanings correlative to the foregoing; provided, however, that any Person owning, directly or indirectly, ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a corporation, or ten percent (10%) or more of the partnership or other ownership interests of any other Person, is deemed to control such corporation or other Person; and provided further that any federal Governmental Entity shall not be deemed to be an Affiliate of the Tennessee Valley Authority.
“Agreement” shall mean this Asset Purchase Agreement between Buyer and Seller (including all Exhibits and Schedules hereto) and all amendments hereto in accordance with Section 9.13.
“Ancillary Agreements” shall mean (i) the Bill of Sale, (ii) the Assignment and Assumption Agreement, (iii) the Termination Agreements, (iv) the Deeds, and (v) any additional agreements and instruments of sale, transfer, conveyance, assignment and assumption that may be executed and delivered by any party or any Affiliate thereof at or in connection with the Closing.
“Assigned Contracts” shall have the meaning set forth in Section 2.1(e).
“Assigned Permits” shall have the meaning set forth in Section 2.1(f).
“Assignment and Assumption Agreement” shall have the meaning set forth in Section 3.4(c)(ii).
“Assumed Liabilities” shall have the meaning set forth in Section 2.4.
“Bill of Sale” shall have the meaning set forth in Section 3.4(c)(i).
“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks in New York or Tennessee are authorized or required by law to close.
“Buyer Material Adverse Effect” shall mean an adverse change in, or a material adverse effect upon, the operations, business, properties, Liabilities (actual or contingent) or condition (financial or otherwise) of Buyer which would materially adversely affect the ability of Buyer to comply with its obligations hereunder.
“Closing” shall have the meaning set forth in Section 3.4.
“Closing Date” shall have the meaning set forth in Section 3.4.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
“Conflict” shall mean any event or circumstance that would constitute a conflict, breach, violation or default (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit.
“Contract” shall mean any written or oral contract, agreement, plan, arrangement, undertaking, commitment, warranty, representation, or understanding of any nature, including any license, sublicense, lease, sublease, commitment, sale and purchase order, invoice, franchise, note, bond, mortgage, indenture, or covenant.
“Contract Consents and Assignments” shall refer, with respect to any required consent, waiver, assignment, or approval set forth in Schedule 4.3 of the Seller Disclosure Schedule, to the written form thereto necessary to vest in Buyer all rights of Seller under any Assigned Contract.
“Deed” means one or more special warranty deeds, substantially in the form of Exhibit H, conveying Seller’s 90% undivided interest in the Real Property included in the Acquired Assets, free and clear of all Liens other than Permitted Encumbrances, with legal descriptions sufficient for conveyance of such undivided interest in the Real Property of record, to be executed and delivered by Seller at the Closing.

“Easements” shall have the meaning set forth in Section 2.1(c).
“Escrow Account” shall have the meaning set forth in Section 2.1(g).
“Emission Allowances” shall mean all environmental credits, offsets and allowances issued under the federal Clean Air Act (42 U.S.C. § 7401 et seq.), any applicable emission budget programs, or any other state, regional or federal emission trading program, to specifically include the definition of NOx and SO2 allowances under the federal Acid Rain Program (40 C.F.R. 72); the NOx Budget Trading Program (40 C.F.R. 96); the CAIR NOx Trading Program (40 C.F.R. 96 Subpart AA); the CAIR SO2 Trading Program (40 C.F.R. Subpart AAA); and any approved rules or regulations implementing these provisions adopted by the State of Mississippi or any of its Governmental Entities pursuant to any applicable Law.
“Equity Investor” shall mean Southaven Holdco LLC, a Delaware limited liability company.
“Equity LLC Agreement” shall mean the limited liability company agreement of the Equity Investor, dated as of the Closing, between GSS Holdings (Southaven), Inc., a Delaware corporation, Seller, and Wilmington Trust, National Association, a national banking association, in its capacity as the “Equity Investor”, and attached hereto as Exhibit C.
“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.
“Excluded Assets” shall have the meaning set forth in Section 2.2.
“Excluded Liabilities” shall have the meaning set forth in Section 2.3.
“Facility” shall mean the Southaven Combined Cycle Facility, a combined cycle generating facility with a summer net generation capacity of approximately 774 megawatts, located in the City of Southaven, DeSoto County, Mississippi, as more particularly described in Exhibit A hereto.
“Facility Books and Records” shall mean all books, records, papers, files, documents, or correspondence of any kind, whether in printed or electronic format, in the care, custody, or control of Seller that relate to the Facility, the Acquired Assets or the Assumed Liabilities, including copies of all Contracts, purchasing and sales records, customer and vendor lists, accounting and financial records (including records of development expenses), site control agreements, environmental reports, soils studies, engineering studies, feasibility studies, surveys, easement documents, title insurance policies, permitting documents, zoning information, invention disclosures, applications, registrations, certificates, grants, and all files and records relating to Facility Intellectual Property, and with respect to any of the foregoing, any related documentation and/or specifications.
“Facility Intellectual Property” shall mean any and all intellectual property that is owned by Seller, or that otherwise is, or at any prior time was, necessary for the development and exploitation of the Facility.

“Facility Site” shall mean all those parcels of land upon which the Facility is located, as more particularly described in Exhibit B hereto.
“Facility Tangible Property” shall have the meaning set forth in Section 2.1(a).
“Governmental Entity” shall mean any court, tribunal, judicial or arbitral body, administrative agency or commission or any similar federal, state, county, local, municipal, or foreign or supranational governmental authority, instrumentality, agency or commission.
“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination, ruling or award entered by or with any Governmental Entity.
“Governmental Permit” shall mean any franchise, permit, license, agreement, waiver, or authorization held or used in the conduct of a Person’s business and obtained from a Governmental Entity.
“Ground Interest” shall have the meaning set forth in the recitals to this Agreement.
“Ground Lease” shall have the meaning set forth in the recitals to this Agreement.
“Head Lease” shall have the meaning set forth in the recitals to this Agreement.
“Income Tax” shall mean any Tax imposed on or measured by net income or net profits (however denominated).
“Indebtedness” shall mean, with respect to any Person, all Liabilities, indebtedness, or obligations of any kind or nature, contingent or otherwise, including (i) all indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) any other indebtedness that is evidenced by a note, bond, debenture, letter of credit or similar instrument or facility; (iii) all obligations under financing and operating leases; and (iv) all Indebtedness referred to in clauses (i) through (iii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and Contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.
“IRS” shall mean the United States Internal Revenue Service.
“Joint Ownership Agreement” shall mean the Joint Ownership Agreement, dated as of April 30, 2008, as amended, between Seven States Power Corporation and Tennessee Valley Authority, pursuant to which Tennessee Valley Authority, through two separate transactions, conveyed a ninety percent (90%) undivided interest in all rights, title and interests in the Acquired Assets to Seller, as the “Designated Entity” (as defined in the Joint Ownership Agreement) of Seven States Power Corporation.
“Law” shall mean any national, federal, state, municipal, local, foreign, supranational, or other statute, law, ordinance, rule, code, Governmental Order, or other requirement or rule of law.

“Lease” shall mean the Lease Agreement, dated September 30, 2008, as amended, between Seller and Buyer.
“Lease/Leaseback Transaction” shall mean the transactions contemplated by the Participation Agreement, the Head Lease, the Ground Lease, and such other transaction documents, whereby, among other things, (i) Buyer will lease the Undivided Interest and the Ground Interest (both of which are being conveyed to Buyer from Seller as part of the Acquired Interest) to Owner Lessor under the terms and conditions of the Head Lease and the Ground Lease, and (ii) Owner Lessor, among other things, will issue bonds and use the proceeds from such bond issuance (together with other sources of funding) to pay a portion of the rent owed to Buyer under the Head Lease.
“Liability” shall mean any and all debts, liabilities, obligations, and Indebtedness (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due and whether or not required to be presented on a balance sheet prepared in accordance with generally accepted accounting principles in the United States), including those arising under any Law, Actions, or Governmental Order, those arising under any Contract, and any off-balance sheet liabilities.
“Lien” shall mean any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, preferential arrangement, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom, including any restriction on the use, voting, transfer, receipt of income, or other exercise of any attributes of ownership.
“Loss” and “Losses” shall have the meanings set forth in Section 7.3(a).
“Ordinary Course of Business” shall mean the usual, regular and ordinary course of business, as presently conducted consistent with past practice (including with respect to quantity and frequency).
“Owner Lessor” shall mean Southaven Combined Cycle Generation LLC, a Delaware limited liability company.
“Participation Agreement” shall have the meaning set forth in the recitals to this Agreement.
“Payoff Letter” shall have the meaning set forth in Section 3.4(c)(iv).
“Permitted Encumbrances” shall mean (i) mechanics, materialmens’ and similar Liens and Liens for Taxes, in each case arising in the Ordinary Course of Business and securing amounts not yet due and payable, (ii) zoning, Governmental Permit and other land use Laws regulating the use or occupancy of real property or activities conducted thereon that are imposed by any Governmental Entity, (iii) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to real property, and (iv) any Liens identified in the title commitment(s) and UCC searches being obtained by Buyer that are not objected to by Buyer at least five (5) days prior to Closing. In the event Seller is unable to clear any Liens identified in such title commitment or UCC searches to which Buyer timely objects, Buyer shall have the option to terminate this Agreement or to proceed to Closing and accept such additional Liens as Permitted Encumbrances.
“Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group of any of the foregoing that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
“Post-Closing Expenses” has the meaning set forth in Section 2.5(b).
“Profits Interest” shall mean the membership interests in the Equity Investor in the form of a “profits interest”, as more fully described in Section 7(c) of the Equity LLC Agreement.
“Purchase Consideration” has the meaning set forth in Section 2.5(a).
“Real Property” shall have the meaning set forth in Section 2.1(b).
“Seller Disclosure Schedule” shall have the meaning set forth in the preamble to Article IV.
“Seller Material Adverse Effect” shall mean an adverse change in, or a material adverse effect upon, the operations, business, properties, Liabilities (actual or contingent) or condition (financial or otherwise) of Seller which would materially adversely affect the ability of Seller to comply with its obligations hereunder.
“Southaven Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of April 22, 2010, as amended, by and among Seller, as borrower, Seven States Power Corporation, as guarantor, JPMorgan Chase Bank, National Association, as administrative agent and a lender, CoBank, ACB, as a lender, Wells Fargo Bank, National Association, as a lender, and the other lenders referred to therein.
“Tangible Intellectual Property” shall have the meaning set forth in Section 2.1(d).
“Tax” shall mean any and all federal, state, local or foreign taxes (including estimated taxes), assessments, and other governmental charges, duties, impositions and Liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any Liability for taxes of a predecessor entity.

“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Termination Agreements” shall have the meaning set forth in Section 3.4(c)(iii).
“Termination Date” shall have the meaning set forth in Section 7.1.
“Undivided Interest” shall have the meaning set forth in the recitals to this Agreement.
1.2    Construction.

(a)For purposes of this Agreement, whenever the context requires, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)Each of the parties hereto has participated actively in the negotiation and drafting of this Agreement, and each party has been at all times during such negotiation represented by counsel. Each party therefore waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(c)As used in this Agreement, the words “include” and “including” and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(d)The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)Except as otherwise indicated, all references in this Agreement to “Articles,” “Schedules,” “Sections” and “Exhibits” are intended to refer to Articles, Schedules, Sections and Exhibits to this Agreement.

(f)References in this Agreement to the “knowledge” of Seller or Buyer, will be deemed to refer to the actual and/or constructive knowledge of the officers of Seller or Buyer (as applicable), as they would reasonably be expected to have with respect to any matter if they conducted a reasonable inquiry of the employees charged with administrative or operational responsibility for such matter.

(g)All references in this Agreement to “dollars” or “$” shall refer to the lawful currency of the United States.

(h)References in this Agreement to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, and (ii) shall mean such document, instrument or agreement as amended, modified or supplemented from time to time.

(i)The headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

ARTICLE II

SALE AND PURCHASE OF ASSETS

2.1    Purchase and Sale of Assets. On the Closing Date and subject to the terms and conditions set forth in this Agreement (including Section 2.6) and, for the avoidance of doubt, subject to Buyer's obligations under the Participation Agreement, Head Lease, and Ground Lease to lease the Undivided Interest and the Ground Interest (both of which are being conveyed to Buyer from Seller as part of the Acquired Interest) to Owner Lessor, Seller shall sell, convey, grant, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept title to and ownership from Seller, all of Seller’s right, title and interest (including any undivided interests held by Seller as a tenant-in-common with any other Person) in and to the following assets, rights and properties, of every kind, nature, character and description, whether real, personal, or mixed, and whether owned (including any joint ownership interests), leased, licensed or contracted for, and wherever located, but in each case excluding all Excluded Assets, with good title, free and clear of any Liens except for Permitted Encumbrances (collectively, the “Acquired Assets”):

(a)    The Facility, and all machinery, mobile or otherwise, equipment, vehicles, pumps, fittings, tools, parts, apparatus, consumables, furniture and furnishings, meter equipment, leased personal property and other tangible movable property located at the Facility Site or purchased by Seller exclusively or principally for use or consumption at the Facility that are not tangible embodiments of Facility Intellectual Property, including the property listed or described in Schedule 2.1(a) (collectively, the “Facility Tangible Property”);

(b)     the parcels of real or immovable property (including the Facility Site), water rights and other real or immovable property rights described in Schedule 2.1(b), together with all buildings, fixtures, component parts, other constructions and other improvements thereon and thereto (collectively, the “Real Property”);

(c)    all privileges, licenses, rights-of-way, servitudes, and easements in gross, related to the Real Property held by Seller as well as the right, by way of license, right-of-way, servitude, easement or the like, to permit access to the Facility, including those described in Schedule 2.1(c) (the “Easements”);

(d)    the Facility Intellectual Property, including the Facility Intellectual Property identified on Schedule 2.1(d), and all tangible embodiments thereof (such tangible embodiments, the “Tangible Intellectual Property”);

(e)    all rights of Seller under the Contracts set forth on Schedule 2.1(e) (the “Assigned Contracts”);

(f)    all Governmental Permits held or used by Seller in connection with the use or operation of the Acquired Assets and the Facility, and all pending applications therefor or renewals thereof, including those listed on Schedule 2.1(f) (the “Assigned Permits”);

(g)    all funds, except the Excluded Assets, held in Seller’s deposit account #2000028949756 at Wells Fargo Bank (the “Escrow Account”), which funds are referred to as the “Accumulated Amortization Costs”;

(h)    all accounts, rights, or allowances involving Emissions Allowances, as listed or described on Schedule 2.1(h), and all rights to any future Emissions Allowances, if any, that will be granted or allocated to be held in accounts maintained in the name of Seller at any time after the date of this Agreement (other than those Emissions Allowances used in the ordinary course of operation of the Facility prior to the Closing);

(i)    all prepaid assets and expenses related to the Facility, including the prepaid assets and expenses identified on Schedule 2.1(i) hereto, and all rights of Seller in respect of payments made under the Assigned Contracts on or prior to the Closing Date;

(j)    all Facility Books and Records; all information and documentation related to the Facility, including vendor, supplier, advertiser, or other lists; all sales data; all advertising or other promotional materials, sales literature, graphics and artwork; all user manuals and similar documentation; all studies and reports, including all environmental studies and impact reports, meteorological reports, surveys, title reports and engineering studies; and all other printed, electronic, or written materials or data (including any and all documentation relating to Facility Intellectual Property, whether for use internally or externally); in the case of any of the foregoing, whether in printed or electronic format, related to the Facility; and to the extent not listed above, the items listed or described in Schedule 2.1(j);

(k)    all claims, causes of action, deposits, prepayments, refunds, rights of recovery, rights of set-off, and rights of recoupment, of any kind or character, including all causes of action, past or present, and rights to damages and other remedies in connection with the Acquired Assets, but other than any Excluded Assets;

(l)    all other assets held by Seller necessary or convenient for the ownership or operation of the Facility (other than any Excluded Assets);

(m)    all goodwill associated with any of the foregoing and the Facility; and

(n)    to the extent not described above, all assets acquired by Seller under the Joint Ownership Agreement.

2.2    Excluded Assets. Seller is reserving, and is not selling to Buyer, the following assets (all such excluded assets, the “Excluded Assets”) specified in Schedule 2.2.

2.3    Liabilities Not Assumed. Buyer shall not assume any Liability for payment of Income Taxes of Seller, including on the Excluded Assets and on Seller’s net income from the portion of rent received under the Lease for reimbursement of Administrative and General Expenses (as defined in the Lease) (the “Excluded

Liabilities”), which Seller shall retain and pay, satisfy, discharge, and perform all such Excluded Liabilities. Without limiting the generality of the foregoing, Buyer shall not assume and shall not be liable for any of the following Liabilities or obligations of Seller: (a) any Liabilities related to the Excluded Assets; (b) any Indebtedness for borrowed money or otherwise of Seller, including any Indebtedness under the Southaven Credit Agreement; and (c) all lawsuits, claims and other Liabilities of Seller arising in connection with any Actions unrelated to the Acquired Assets.

2.4    Assumed Liabilities. As of the Closing, Buyer hereby agrees to assume and be responsible for all Liabilities of Seller relating to Seller’s ownership of the Acquired Assets (collectively, the “Assumed Liabilities”), except for the Excluded Liabilities.

2.5    Purchase Price; Profits Interest; Post Closing Expenses.

(a)    The consideration for the Acquired Interest (the “Purchase Consideration”) will be (a) the payment, in full and in immediately available funds, in an amount equal to all outstanding Indebtedness, as of the Closing, of Seller under the Southaven Credit Agreement; (b) the assumption of the obligations under the Assigned Contracts; and (c) the assumption of the Assumed Liabilities. In addition, simultaneously with the Closing, Buyer will enter into the Lease/Leaseback Transaction, pursuant to which Seller will receive the Profits Interest.

(b)    Buyer will reimburse Seller for its reasonable, out-of-pocket expenses relating to the Acquisition Transaction and actually incurred by Seller after the Closing (the “Post-Closing Expenses”). Within forty-five (45) days after the Closing, Seller shall submit to Buyer an invoice documenting Seller’s Post-Closing Expenses, and Buyer shall pay all undisputed amounts of Post-Closing Expenses within thirty (30) Business Days of its receipt of Seller’s invoice. Following the resolution of any dispute relating to the withholding of any payment of Post-Closing Expenses and a determination that Buyer is obligated to pay for such disputed amounts, Buyer will make payment for such withheld Post-Closing Expenses, plus any interest accrued at the Overdue Rate (as defined in the Participation Agreement) on such withheld Post-Closing Expenses.

2.6    Subsequent Requirements. Buyer agrees that simultaneous with the Closing, Buyer shall consummate the Lease/Leaseback Transaction, including (a) the lease of the Undivided Interest and the Ground Interest (both of which are being conveyed to Buyer from Seller as part of the Acquired Interest) to Owner Lessor pursuant to the Head Lease and the Ground Lease; and (b) the receipt by Seller of the Profits Interest.

ARTICLE III

EFFECTIVENESS, CLOSING AND CLOSING DELIVERIES

3.1    Effectiveness. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

(a)    Each of Buyer and Seller shall have delivered an executed counterpart of this Agreement.

(b)    The Participation Agreement shall have been executed and delivered by the parties thereto, and Buyer shall deliver to Seller a copy of the fully executed Participation Agreement.

(c)    Seller shall have delivered to Buyer the following: (i) a certificate of a duly authorized officer of Seller, dated the date of this Agreement, certifying the incumbency and specimen signatures of the officers of Seller executing this Agreement and any Ancillary Agreement to which Seller is a party and that (A) attached thereto is a true and correct copy of the resolutions duly adopted by the board of directors or other governing body of Seller authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party and the consummation of the transactions contemplated hereby, and (B) attached thereto is a true and correct copy of the operating agreement of Seller as in effect on the date of this Agreement; (ii) a certificate of formation for Seller issued by the Secretary of State of Delaware; and (iii) a good standing certificate for Seller issued by the Secretary of State of Delaware.

(d)    Buyer shall have delivered to Seller the following: a certificate of a duly authorized officer of Buyer, dated the date of this Agreement, certifying the incumbency and specimen signatures of the officers of Buyer executing this Agreement and any Ancillary Agreement to which Buyer is a party and that attached thereto is a true and correct copy of the resolutions duly adopted by the board of directors or other governing body of Buyer authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Buyer is a party and the consummation of the Acquisition Transaction.

3.2    Conditions Precedent to Buyer’s Obligation to Close. Buyer’s obligation to purchase the Acquired Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in whole or in part):

(a)    All conditions precedent to the obligations of the other parties to the Participation Agreement shall have been satisfied or waived other than conditions precedent which are not in the control of Buyer or cannot be satisfied prior to the consummation of the Acquisition Transaction contemplated hereby.

(b)    Each of the representations and warranties of Seller contained in Article IV hereof that are qualified as to materiality shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that any such representations and warranties that are made as of a specific date need to be true and correct in all respects only as of such date), and each of the representations and warranties of Seller contained in Article IV hereof that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that any such representations and warranties that are made as of a specific date need to be true and correct in all material respects only as of such date).

(c)        All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with.

(d)    All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, and Seller shall have obtained, in form and substance reasonably satisfactory to Buyer, all other required consents to the transactions contemplated hereby and shall have arranged for the release on or prior to the Closing Date of all Liens (other than Permitted Encumbrances) which encumber any of the Acquired Assets.

(e)    All limited liability company actions and proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to Buyer and its counsel.

(f)    No order of any court or other Governmental Entity restraining, prohibiting or enjoining the consummation of the transactions contemplated hereby shall be in effect or be threatened or sought by any Governmental Entity.

(g)    Buyer shall have received each of the certificates, documents, agreements and other instruments set forth in Section 3.4(c) hereof.

(h)    The Closing Date shall have occurred on or prior to August 15, 2013.

3.3    Conditions Precedent to Seller’s Obligations to Close. The obligation of Seller to consummate the Acquisition Transaction on the Closing Date is, at the option of Seller, subject to the satisfaction of the following conditions:

(a)    Each of the representations and warranties of Buyer contained in Article V hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

(b)    All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(c)    All corporate actions and proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel.

(d)    No order of any court or other Governmental Entity restraining, prohibiting or enjoining the consummation of the transactions contemplated hereby shall be in effect or be threatened or sought by any Governmental Entity.

(e)    Seller shall have received the executed counterparts of the Equity LLC Agreement from the parties thereto.

(f)    Seller shall have received each of the certificates, documents, agreements and other instruments set forth in Section 3.4(d) hereof.

(g)    All conditions precedent to the obligations of the other parties to the Participation Agreement shall have been satisfied or waived other than conditions precedent which are not in the control of Seller or cannot be satisfied prior to the consummation of the Acquisition Transaction contemplated hereby.

3.4    The Closing.

(a)    The closing of the Acquisition Transaction (the “Closing”) will take place at the offices of Orrick, Herrington & Sutcliffe LLP in New York City, New York, or at such other location as shall be mutually agreeable to Buyer and Seller. As used herein, the term “Closing Date” shall mean the date on which each of the conditions precedent to Buyer’s and Seller’s obligations hereunder set forth in Sections 3.2 and 3.3 are satisfied (or are waived by (i) in the case of any conditions precedent to Buyer’s obligations hereunder, Buyer and (ii) in the case of any conditions precedent to Seller’s obligations hereunder, Seller).

(b)    All corporate actions and proceedings taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

(c)    At the Closing, Seller shall deliver to Buyer the following:

(i)    Such bills of sale, endorsements, assignments, and other good and sufficient instruments of transfer and conveyance to vest in Buyer good, valid and marketable title to the Acquired Interest, free and clear of all Liens (except Permitted Encumbrances), in accordance herewith, including a bill of sale in the form of Exhibit D (the “Bill of Sale”);

(ii)    An executed counterpart of the assignment and assumption agreement in the form of Exhibit E (the “Assignment and Assumption Agreement”);

(iii)    An executed counterpart of the termination agreements, each in the form of Exhibit F (the “Termination Agreements”);

(iv)    A payoff letter executed by the Administrative Agent with respect to the Southaven Credit Agreement in the form of Exhibit G (the “Payoff Letter”);

(v)    The Deeds;

(vi)    A certificate of Seller, dated the Closing Date, signed by a duly authorized officer of Seller, certifying as to the matters set forth in Section 3.2(b) and (c) hereof;

(vii)    To the extent not already in Buyer’s possession and in Seller’s possession or control, all of the Acquired Assets existing in tangible form, including the Assigned Contracts, the Assigned Permits, the Tangible Intellectual Property and the Facility Books and Records;

(viii)    A legal opinion of counsel to Seller addressed to Buyer, dated the Closing, with respect to the valid existence of Seller and Seller's authority to enter into this Agreement and in form and substance reasonably satisfactory to Buyer;

(ix)    Seller shall have transferred the Accumulated Amortization Costs in the Escrow Account, except for the Excluded Assets, to Buyer into such account designated by Buyer; and

(x)    Such other documents and instruments as may be reasonably requested by Buyer or its counsel to effectuate the terms of this Agreement.

(d)    At the Closing, Buyer shall deliver to or on behalf of Seller the following:

(i)    Cash consideration in the amount of $445,934,894.80 payable to the Administrative Agent for the benefit of the lenders under the Southaven Credit Agreement, which amount shall be equal to the amount set forth in the Payoff Letter to pay in full all outstanding Indebtedness, as of the Closing, of Seller under the Southaven Credit Agreement;

(ii)    A legal opinion of counsel to Buyer addressed to Seller, dated the Closing, with respect to the valid existence of Buyer and Buyer’s authority to enter into this Agreement and in form and substance reasonably satisfactory to Seller;

(iii)    an executed counterpart of the Termination Agreements; and

(iv)    an executed counterpart of the Assignment and Assumption Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows, as of the date of this Agreement and as of the Closing Date, subject to the exceptions specifically disclosed in the disclosure schedules prepared by Seller and attached to this Agreement (the “Seller Disclosure Schedule”).

4.1    Organization. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller has the power and authority to own, lease, and operate its respective assets and properties and to carry on its respective businesses as now being conducted. Seller is qualified to do business in the States of Mississippi and Tennessee.
4.2    Authority.

(a)    Seller has all requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a signatory, to perform its respective obligations under this Agreement and such Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a signatory by Seller, and the performance by Seller of its obligations under this Agreement and the Ancillary Agreements to which Seller is a signatory, and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of Seller, and no further limited liability company action is required on the part of Seller to approve this Agreement, such Ancillary Agreements and the transactions contemplated hereby and thereby.

(b)    This Agreement has been, and each of the Ancillary Agreements to which Seller is a signatory will be, duly executed and validly delivered by Seller. This Agreement and each of such Ancillary Agreements constitute a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.3    Conflicts. The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a signatory by Seller do not, and the performance of this Agreement and such Ancillary Agreements does not and shall not, (a) Conflict with or violate any (i) provisions of the certificate of formation, limited liability company agreement, or other organizational documents of Seller, or (ii) to Seller’s knowledge, any Law applicable to Seller or by which its assets (including the Acquired Assets) are bound or affected, or (b) to Seller’s knowledge, except for the Southaven Credit Agreement which must be paid in full at Closing, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, or cancellation of any of the Acquired Assets pursuant to any Contract to which Seller is a party or by which any Acquired Asset is bound or affected (other than any Contract relating to the Facility to which Buyer is a party as to which no representation or warranty is made). Without limiting the foregoing, there are no existing Contracts, options, or commitments, whether written or oral, granting to any Person the right to acquire any of Seller’s right, title, or interest in or to any of the Acquired Assets or any interest therein, except this Agreement (other than any Contract relating to the Facility to which Buyer is a party as to which no representation or warranty is made). To Seller’s knowledge, Schedule 4.3 of the Seller Disclosure Schedule lists all consents, assignments, waivers, and approvals under any Assigned Contracts to which Seller is a party that are required to be obtained in connection with the direct or indirect assignment of such Assigned Contracts to Buyer and consummation of the transactions contemplated hereby.

4.4    Title to Properties, Absence of Liens.

(a)    To the extent Seller acquired good, valid and marketable title to the Acquired Interest from Buyer pursuant to the transactions consummated under the Joint Ownership Agreement, (i) Seller has good, valid, and marketable title to the Acquired Interest, free and clear of all Liens (excluding Permitted Encumbrances and those Liens described on Schedule 4.4 of the Seller Disclosure Schedule), and (ii) as of the Closing, Buyer will have good, valid, and marketable title in the Acquired Interest, free and clear of all Liens (excluding Permitted Encumbrances). Except as set forth in Schedule 4.3 of the Seller Disclosure Schedule, Seller has the right to sell, assign, transfer, convey, and deliver the Acquired Interest to Buyer without penalty or restriction. No Lien attributable to Seller or anyone acting by or through Seller (other than Buyer as to which no representation or warranty is made) on any Acquired Interest shall exist, be created or result from the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements other than as contemplated in the Participation Agreement.

(b)    The Acquired Interest constitutes all of the properties, assets, and rights that are used or held by Seller for use in connection with the Facility or the Facility Site.

4.5    Compliance with Laws. To Seller’s actual knowledge, Seller is not (by virtue of any past or present action, any omission to act or any occurrence or state of facts whatsoever) in violation or in breach of any provision or term of any Law applicable to Seller or the conduct of its business, except where such violation would not reasonably be expected to have a Seller Material Adverse Effect; provided that no representation or warranty is made as to any Law applicable to the Facility or the construction, operation or maintenance thereof.

4.6    Tax Matters.

(a)    Seller and its Affiliates have prepared and timely filed all Income Tax Returns required to be filed by Seller or any of its Affiliates with any Governmental Entity, and have paid in full all Income Taxes due and payable by Seller and Seven States Power Corporation.

(b)    Neither Seller nor Seven States Power Corporation has been delinquent in the payment of any Income Tax of Seller or Seven States Power Corporation, nor is there any Income Tax deficiency outstanding, proposed, or assessed against Seller or Seven States Power Corporation. Seller has not executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax, except as disclosed in Schedule 4.6 of the Seller Disclosure Schedule.

(c)    No audit or other examination of any Income Tax Return of Seller or Seven States Power Corporation currently is in process, and neither Seller nor Seven States Power Corporation has been notified of any request for any such audit or other examination, except as disclosed in Schedule 4.6 of the Seller Disclosure Schedule.

(d)    Neither Seller nor Seven States Power Corporation has any Liability for unpaid Income Taxes, whether asserted or unasserted, contingent or otherwise, which has not been properly accrued or reserved against.

(e)    Seller has no actual knowledge of any claim for any Liabilities for overdue Taxes for which Buyer would become liable as a result of the transactions contemplated by this Agreement or the Ancillary Agreements.

(f)    Other than as combined entity with Seven States Power Corporation, Seller (i) is not and has never been a part of a consolidated, combined, or affiliated group of corporations for Tax purposes and (ii) it not a party to a Tax sharing or allocation Contract, and has no Liability under any such Contract, except in each case of clause (ii), the Lease and the Joint Ownership Agreement, both of which will be terminated as of the Closing in accordance with the Termination Agreements. Seller is disregarded as an entity separate from Seven States Power Corporation for federal Income Tax purposes.

(g)    To Seller’s actual knowledge, all Taxes which Seller is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

4.7    Litigation. To Seller’s actual knowledge, there is no Action of any nature pending, or to the knowledge of Seller, threatened, against Seller relating to the Acquired Assets or the Facility or which seeks to restrain or prohibit or otherwise challenges the execution, delivery and performance of this Agreement or the consummation, legality or validity of the transactions contemplated hereby; provided that no representation or warranty is made with regard to any Action against or involving Buyer.

4.8    Brokers’ and Finders’ Fees. Seller has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than financial advisory fees, investment banker fees and underwriter fees incurred by Seller but subject to reimbursement by Buyer pursuant to the terms of the Lease.

4.9    No Subsidiaries. Seller does not hold any stock or membership interests in any other entity. Seven States Power Corporation does not hold any stock or membership interests in any other entity, other than Seller.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date of this Agreement and the Closing Date as follows.
5.1    Organization and Standing. Buyer is a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended.

5.2    Authority.

(a)    Buyer has full power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations under this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the performance by Buyer of its obligations under this Agreement and the Ancillary Agreements and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary official action of Buyer.

(b)    This Agreement has been, and each of the Ancillary Agreements will be, duly executed and validly delivered by Buyer. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Ancillary Agreements to which Buyer is a signatory will, upon execution and delivery in accordance with the terms of this Agreement, constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.3    No Conflict. The execution and delivery of this Agreement by Buyer does not, and the execution and delivery of the Ancillary Agreements, and the performance of this Agreement and the Ancillary Agreements by Buyer will not (i) Conflict with or violate any Law applicable to Buyer or by which its properties are bound or affected, where such violation would reasonably be expected to have a Buyer Material Adverse Effect; or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Buyer under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, or cancellation under, or result in the creation of a Lien on any of the assets or properties of Buyer, pursuant to any Contract to which Buyer is a party, in any case where such breach, default, impairment, alteration, right of termination, or similar event described herein would reasonably be expected to have a Buyer Material Adverse Effect.

5.4    Compliance with Laws. To Buyer’s actual knowledge, Buyer is not (by virtue of any past or present action, any omission to act or any occurrence or state of facts whatsoever) in violation or in breach of any provision or term of any Law applicable to Buyer’s operation of the Facility that will have any adverse effect on Seller that is not fully indemnified by Buyer.

5.5    Litigation. To Buyer’s actual knowledge, there is no Action of any nature pending, or to the knowledge of Buyer, threatened, against Buyer relating to the Acquired Assets or the Facility or which seeks to restrain or prohibit or otherwise challenges the execution, delivery and performance of this Agreement or the consummation, legality or validity of the transactions contemplated hereby; provided that no representation or warranty is made with regard to any Action against or involving Seller but not Buyer.

5.6    Brokers’ and Finders’ Fees. Buyer has not incurred, and will not incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE VI

COVENANTS

6.1    Operation of Business. Between the date of this Agreement and the Closing, Seller shall conduct its business only in the Ordinary Course of Business.

6.2    Notification of Certain Matters. Seller shall give prompt notice to Buyer of any and all of the following: (a) the occurrence or existence of any fact, circumstance or event which would result in any representation or warranty made by Seller in Article IV of this Agreement to be untrue or inaccurate in any material respect; and (b) any failure of Seller to comply in any material respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not (i) limit or otherwise affect any remedies available to Buyer or (ii) constitute an acknowledgment or admission of a breach of this Agreement.

6.3    Public Disclosure. Seller shall not issue any press release or make any public statement or disclosure with respect to the transactions contemplated by this Agreement, except as may be required by applicable Law.

6.4    Consents.

(a)    Prior to the Closing and as necessary from time to time after the Closing, Seller shall cooperate with Buyer’s efforts to obtain all consents, waivers, and approvals required under any of the Assigned Contracts so as to permit the sale and transfer of all the Acquired Assets to Buyer pursuant to this Agreement.

(b)    In addition to Seller’s obligations under Sections 6.4(a) and 6.5, if a Contract Consent and Assignment for any Assigned Contract is not obtained on or before the Closing, Seller shall cooperate, at no expense to Seller) with Buyer after the Closing to obtain such necessary Contract Consent and Assignment to effectuate the transfer, assignment and assumption of any Assigned Contract. Within five (5) Business Days of the receipt of the necessary Contract Consent and Assignment for any such Assigned Contract, Seller shall execute and deliver to Buyer an assignment and assumption agreement (or similar instrument of transfer), in form and substance reasonably satisfactory to both parties, to consummate the transfer of the Assigned Contract.

(c)    If after the Closing Buyer is unable to obtain such Contract Consent and Assignment for any Assigned Contract, then (i) at the request and expense of Buyer, Seller shall take such commercially reasonable actions as shall be necessary for Buyer to enjoy the full benefit of any such Assigned Contract, (ii) at the request of Seller, but at Buyer’s expense, Buyer shall take such actions as shall be necessary to hold Seller harmless from any of the burdens or obligations of any such Assigned Contract, and (iii) Seller shall not take any action without the consent of Buyer that would cause a breach of such Assigned Contract or otherwise give the counterparty the right to terminate or suspend its performance under such Assigned Contract.

6.5    Additional Documents and Further Assurances. At any time or from time to time after the Closing, at the request of Buyer and without any further consideration, Seller shall (a) execute and deliver to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation; (b) provide such materials and information; and (c) take such other actions, as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey, and assign to Buyer, to confirm Buyer’s title to all of the Acquired Assets, to render effective the consummation of the transactions contemplated hereunder, and, to the fullest extent permitted by Law, to put Buyer in actual possession and operating control of each of the Acquired Assets and to assist Buyer in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and any Ancillary Agreements to which Seller is a signatory.

6.6    Payment of All Taxes. Seller shall pay in a timely manner all Income Taxes imposed on Seller or Seven States Power Corporation resulting from or payable in connection with the sale of the Acquired Assets pursuant to this Agreement.

6.7    Payment of Other Excluded Liabilities. Seller shall pay, or make adequate provision for the payment, in full all of the Excluded Liabilities. If any such Excluded Liabilities are not so paid or provided for, or if Buyer, acting in good faith, reasonably determines that failure to make any payments will impair Buyer's use or enjoyment of the Acquired Interest or conduct of the business previously conducted by Seller with the Acquired Interest, Buyer may, at any time after the Closing Date and upon prior notice to Seller, elect to make all such payments directly (but shall have no obligation to do so) and demand payment from Seller. If Seller does not object to Buyer’s notice that Buyer intends to make such payment on behalf of Seller, Buyer may direct that the Profits Interest be paid directly to Buyer to reimburse Buyer for such payment.

6.8    Tax Treatment.  Notwithstanding any other provisions herein, for federal, state and local franchise and Income Tax purposes only, Seller and Buyer acknowledge and agree that Buyer is, has been (in the case of (a), since Buyer began leasing the Acquired Interest under the Lease) and, immediately after the Closing, will be, treated as the (a) owner of the Acquired Interest, including the Undivided Interest and the Ground Interest, (b) owner of the Accumulated Amortization Costs deposited into the Escrow Account, and (c) obligor of the Indebtedness under the Southaven Credit Agreement.  Consistent with the foregoing, Buyer and Seller agree not to treat (i) the transfer of the Acquired Interest to Buyer, including the transfer of the Undivided Interest, the Ground Interest and the Accumulated Amortization Costs in the Escrow Account (exclusive of the Excluded Assets) pursuant to this Agreement, as a transfer, sale, exchange or other disposition of the Acquired Interest, including the Undivided Interest, the Ground Interest and the Accumulated Amortization Costs in the Escrow Account, or (ii) the Profits Interests as forming part of the Purchase Consideration for the Acquired Interest, in each case, solely for U.S. federal Income Tax and applicable state and local franchise and Income Tax purposes unless otherwise required by a final non-appealable judgment of a court of competent jurisdiction or advised in writing by nationally-recognized tax counsel that such treatment is inconsistent with applicable Law, provided that a copy of such opinion is delivered to the other party.

6.9    Waiver of Implied Warranties. Buyer and its agents, consultants and representatives have had a reasonable opportunity to inspect the Acquired Assets. Except for the representations and warranties of Seller set forth in this Agreement or any Ancillary Agreement to which Seller is a signatory, Buyer acknowledges that Seller is not making any other representations or warranties, written or oral, statutory, express or implied, to Buyer, and that all other express or implied warranties (including warranties of merchantability and fitness for a particular purpose) are specifically disclaimed.

Without limiting the foregoing, Buyer acknowledges, except as specifically set forth herein, that (A) the Acquired Interest IS being sold and transferred “as is, where is” and (B) none of Seller or any of its affiliates or representatives have made any representation or warranty concerning (i) the Acquired interest, or any future revenues, costs, expenditures, cash flows, results of operations, or financial condition or prospects of the Facility, (II) condition, value or quality of Acquired Assets, properties and operations of the Facility or the prospects of, and risks faced by, the Facility, or (iii) the business, assets or liabilities of Seller. Seller, on behalf of itself and its affiliates, hereby disclaims all liability and responsibility for any representation, warranty, statement or information not included in this agreement that was made, communicated or furnished (orally or in writing) to Buyer or any of its affiliates or representatives.

6.10    Satisfaction of Conditions Precedent. Each party agrees to use all commercially reasonable efforts to satisfy the conditions precedent applicable to such party in Section 3.2 or Section 3.3, as the case may be.

ARTICLE VII

INDEMNIFICATION

7.1    Survival of Representations and Warranties. The representations and warranties of Seller and Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement (including any Ancillary Agreement), shall terminate on that date that is three (3) years after the

Closing Date (the “Termination Date”). If a written notice of claim pursuant to this Article VII has been given prior to the Termination Date by Buyer or Seller, then the relevant representations and warranties shall continue to survive as to such claim until the claim has been finally resolved; provided that the giving of notice prior to the Termination Date will not affect, extend or in any way modify the applicable statute of limitations related to such claim.

7.2    Indemnification.

(a)    By Buyer to Seller. If the Closing occurs, Buyer shall indemnify, defend, and hold harmless Seller, its officers, directors, agents, employees, consultants, advisers, and attorneys from any and all claims, based on any Laws whatsoever, for Losses incurred or sustained by such party, directly or indirectly, as a result of, in connection with or arising out of (i) any material inaccuracy in or material breach of any representation or warranty of Buyer contained in this Agreement, any Ancillary Agreement, or in any certificate, instrument, or other document delivered by Buyer pursuant to this Agreement or any Ancillary Agreement; (ii) any failure by Buyer to perform in any material respect or comply in any material respect with any covenant applicable to it contained in this Agreement, any Ancillary Agreement, or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement or any Ancillary Agreement; (iii) any Assumed Liabilities; or (iv) any Liabilities arising from or relating to the ownership, use, and operation of the Acquired Assets after the Closing.

(b)    By Seller to Buyer. If the Closing occurs, Seller shall indemnify and hold harmless Buyer, its officers, directors, agents, employees, consultants, advisers, and attorneys from any and all claims, based on any Laws whatsoever, for Losses incurred or sustained by such party, directly or indirectly, as a result of, in connection with or arising out of (i) any material inaccuracy in or material breach of any representation or warranty of Seller contained in this Agreement, any Ancillary Agreement to which Seller is a signatory, or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement or any such Ancillary Agreement; (ii) any failure by Seller to perform in any material respect or comply in any material respect with any covenant applicable to it contained in this Agreement, in any Ancillary Agreement, or in any certificate, instrument, or other document executed and delivered by Seller pursuant to this Agreement or any Ancillary Agreement to which Seller is a signatory; or (iii) any Excluded Assets or Excluded Liabilities.

7.3    Losses and Limitation of Liability.

(a)    For purposes of Section 7.2 of this Agreement, “Loss” or “Losses” shall mean any claims, losses, Liabilities, damages, deficiencies, diminution in value, costs, and expenses, including reasonable attorneys’ fees and the expenses of investigation and defense (whether or not involving third party claims).

(b)    Buyer acknowledges and agrees that if Seller is required to indemnify Buyer for any Losses as contemplated under Section 7.2(a) of this Agreement, other than in the case of fraud, willful misconduct or intentional misrepresentation, Buyer’s sole recourse for such indemnification obligation will not exceed Seller’s Profits Interest or amounts previously paid or to be paid in respect thereof.

(c)    NEITHER PARTY SHALL BE LIABLE FOR ANY LOST OR PROSPECTIVE PROFITS AND IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE TOHER PARTY FOR ANY OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR WITH RESPECT TO THIS AGREEMENT.

ARTICLE VIII

TERMINATION

8.1    Termination. By notice given prior to or at the Closing, subject to Section 8.2, this Agreement may be terminated as follows:

(a)    by Buyer if a material breach of any provision of this Agreement has been committed by Seller and such breach has not been cured within thirty (30) days or waived by Buyer;

(b)    by Seller if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been cured within thirty (30) days or waived by Seller;

(c)    by Buyer if any condition in Section 3.2 has not been satisfied as of August 15, 2013, or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

(d)    by Seller if any condition in Section 3.3 has not been satisfied as of August 15, 2013, or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement), and Seller has not waived such condition on or before such date; and

(e)    by mutual consent of Buyer and Seller.

8.2    Limitation on Liability; Effect of Termination. With respect to the occurrence of any event in Section 8.1, (a) the non-breaching party may, in the case of Section 8.1(a) or (b), sue for specific performance as contemplated under Section 9.12 (Specific Performance) or terminate the Agreement pursuant to the provisions of Section 8.1, or (b) either party may, in the case of Section 8.1(c), (d) or (e), terminate the Agreement pursuant to the provisions of Section 8.1. If the Agreement is terminated pursuant to this Article VIII, the Agreement shall become void and have no effect, without any Liability to any Person in respect hereof or of the Acquisition Transaction contemplated hereby, unless the Agreement is terminated pursuant to Section 8.1(a) or (b) as a result of fraud, willful misconduct or intentional misrepresentation of or by the breaching party, in which case the terminating party shall have the right to pursue all legal remedies (at law or in equity) against the breaching party.

ARTICLE IX

GENERAL PROVISIONS

9.1    Notices. All notices, requests, demands, claims, and other communications required or permitted hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by recognized commercial delivery service, or mailed by registered or certified mail (return receipt requested), or sent via facsimile (with acknowledgment of complete transmission and confirmed in writing by mail simultaneously dispatched) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)    if to Buyer, to:

Tennessee Valley Authority
Attention: Treasurer
400 West Summit Hill Drive
Knoxville, Tennessee 37902
Telephone No.: 865-632-3366
Fax No.: 865-632-6673
E-mail: leasenotices@tva.gov

(b)    if to Seller to:

Seven States Southaven, LLC
Attention: President
1206 Broad Street
Chattanooga, TN 37402
Telephone No.: 423-756-6511
Fax No.: 423-267-9424

With a copy to:
Carlos Smith
Miller & Martin, PLLC
832 Georgia Avenue
Chattanooga, TN 37402
Telephone No.: 423-785-8359
Fax No.: 423-785-8480

9.2    Expenses. Subject to the reimbursement and indemnification obligations of Buyer under the Joint Ownership Agreement and the Lease, all fees and expenses incurred in connection with this Agreement and the Ancillary Agreements, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto, in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Ancillary Agreements, and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

9.3    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns as permitted by and in accordance with the terms hereof.

9.4    Entire Agreement. Subject to the provisions of the Termination Agreements, relative to continuing obligations of Buyer under the Joint Ownership Agreement and the Lease, this Agreement, the Exhibits and Schedules hereto, the Ancillary Agreements, the Seller Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof and thereof.

9.5    Assignment.

(a)    Neither Buyer nor Seller may assign this Agreement without the prior written consent of the other party. For avoidance of doubt, the foregoing shall not relieve Buyer of its obligations under the Participation Agreement, Head Lease, and Ground Lease to lease the Undivided Interest and the Ground Interest (both of which are being conveyed to Buyer from Seller as part of the Acquired Interest) to Owner Lessor.

(b)    Seller may not assign its Profits Interest to any party without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole discretion; provided that Seller may assign its Profits Interest to its parent, Seven States Power Corporation, or a subsidiary thereof, as permitted under the Equity LLC Agreement.

9.6    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7    Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.8    Consent to Jurisdiction; Waiver of Trial by Jury.

(a)    Each Party (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Tennessee for the purpose of any Action arising out of this Agreement or any Ancillary Agreement that is brought by either of the Parties or their successors or assigns, (ii) hereby irrevocably agrees that all claims with respect to such Action shall be heard and determined in the above-named court, and (iii) to the extent permitted by applicable Law, hereby irrevocably waives, and agrees not to assert, by the way of motion, as a defense, or otherwise in any such Action, any claim that: (A)

it is not personally subject to the jurisdiction of the above-named court; (B) that the Action is brought in an inconvenient forum; (C) that the venue of the Action is improper; or (D) that this Agreement or any Ancillary Agreement may not be enforced in or by the above-named court.

(b)    TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY IN ANY SUCH ACTION ARISING OUT OF THIS LEASE, THE ASSIGNMENT AND ASSUMPTION AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS.

9.9    Governing Law. In all respects, including matters of construction, validity, and performance, this Agreement shall be governed by, and construed in accordance with, the federal Laws of the United States of America; provided however, that (a) the Laws of the State of Mississippi shall govern as to matters affecting real property in the State of Mississippi where there is no such applicable federal Law or the federal Law requires adoption of a state law for a rule of decisions with respect to such matters, and (b) the Laws of the State of Tennessee shall govern where there is no such applicable federal Law or federal Law requires adoption of state Law for a rule of decision as to matters other than with respect to matters affecting real property in the State of Mississippi. To the fullest extent permitted by Law, Buyer and Seller hereby unconditionally and irrevocably waive any claim to assert that the Law of any other jurisdiction governs this Agreement, except as expressly otherwise provided above.

9.10    Restriction of Benefits. No member of or delegate to Congress or Resident Commission, or any officer, employee, special government employee, or agent of Buyer shall be admitted to any share or part of this Agreement or to any benefit that may arise from it unless the Agreement be made with a corporation for its general benefit. Seller shall not offer or give, directly or indirectly, to any officer, employee, special government employee, or agent of Buyer, any gift, gratuity, favor, entertainment, loan, or any other thing of monetary value, except as provided in 5 C.F.R. Part 2635 (as amended, supplemented, or replaced). Any breach of this Section 9.10 shall constitute a material breach of this Agreement.

9.11    No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto, their respective successors and permitted assigns, and the parties entitled to indemnification under Section 7.2.

9.12    Specific Performance. Seller acknowledges that the Acquisition Transaction is unique and that Buyer will be irreparably injured should the Acquisition Transaction not be consummated in a timely fashion. Consequently, Buyer will not have an adequate remedy at law if Seller fails to sell the Acquired Interest when required to do so hereunder. In such event, Buyer shall have the right, in addition to any other remedy available in equity or law, to specific performance of such obligation by Seller, subject to (a) Buyer’s performance of its obligations hereunder, and (b) the other terms and conditions hereof. Buyer acknowledges that the Acquisition Transaction is unique and that Seller will be irreparably injured should the Acquisition Transaction not be consummated in a timely fashion. Consequently, Seller will not have an adequate remedy at law if Buyer fails to purchase the Acquired Assets when required to do so hereunder. In such event, Seller shall have the right, in addition to any other remedy available in equity or law, to specific performance of such obligation by Buyer, subject to (i) Seller’s performance of its obligations hereunder, and (ii) the other terms and conditions hereof. It is accordingly agreed that the non-breaching party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which such party is entitled at law or in equity.

9.13    Amendment. This Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed by each of the parties hereto.

9.14    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.15    Confidentiality. Seller agrees that this Agreement, the Ancillary Agreements, and the terms and conditions hereof and thereof are confidential, and Seller shall not disclose this Agreement, any Ancillary Agreement, or any term or condition hereof or thereof to any Person, except as required by applicable Law and as specified in Section 6.3.

9.16    No Fiduciary Relationships. The relationship between Buyer, on the one hand, and Seller, on the other hand, is solely that of buyer and seller. Buyer does not have (and shall not be deemed to have) any fiduciary relationship or similar duty to Seller arising out of or in connection with this Agreement or the transactions contemplated hereby, and there is no partnership, agency or joint venture relationship between Buyer, on the one hand, and Seller, on the other hand, by virtue of this Agreement or any transaction contemplated herein.

9.17    Joint Preparation of Agreement. The language used in this Agreement is the language chosen by both of the parties to express their mutual intent. The parties do not intend that any rule of strict construction or interpretation shall be applied against either party on the grounds that such party drafted this Agreement nor do they intend that any such principle of interpretation shall be used to resolve any alleged ambiguity.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer and Seller have caused this Asset Purchase Agreement to be signed as of the date first written above.

"SELLER"	Seven States Southaven, LLC.
a Delaware limited liability company

By: /s/ Jack W. Simmons
Name: Jack W. Simmons
Title: President

"BUYER"	Tennessee Valley Authority,
a corporate agency and instrumentality of the United States of America

By: /s/ John M. Hoskins
Name: John M. Hoskins
Title: Senior Vice President and Treasurer and Interim Chief Risk Officer

EXHIBIT A

DESCRIPTION OF THE FACILITY
The Facility consists of the Units, Common Facilities, and any other equipment, material or property owned or leased by TVA associated with the Units and Common Facilities, all of which are located on, under, or over the Facility Site, which Facility Site is the real property located in the City of Southaven, Mississippi and is described in greater detail in Attachment B hereto.
Each Unit consists of one General Electric Frame 7FA.03 combustion turbine (“CTG”), one Aalborg Pioneer GT8 heat recovery steam generator (“HRSG”) with supplementary duct firing and one GE A10 steam turbine (“STG”) in a 1x1x1 configuration and all ancillary equipment relating thereto, except for the equipment which constitutes Common Facilities.
The units are sometimes referred to as SCC 01, SCC 02 and SCC 03. The serial numbers for each CTG-HRSG-STG group are as follows (CTG and STG serial numbers are turbine / generator):

TVA Tag Number	CTG Serial Number	HRSG Serial Number	ST Serial Number
SCC 01	298002 / 338X339	102142	270T568 / 290T568
SCC 02	298003 / 338X340	102143	270T569 / 290T569
SCC 03	298004 / 338X341	102144	270T570 / 290T570

The Components for each Unit includes the following:

GE Mark V Gas Turbine Control System
GE Mark V Steam Turbine Control System
Forney -401550 low-NOX Duct Burner
Fuel Gas Heater
Main Step-up Transformer
Inlet Fogging System (not in use)
Inlet Filter System
CO2 Fire Protection System
MCC Room (EB Room) with DGP
EX2000 Gas Turbine Generator System
EX2000 Steam Turbine Generator System (brushless)
Fuel Gas Module
Gas Turbine Lube Oil Module
Steam Turbine Lube Oil Module
Emissions Monitoring System
Feed Water System
Steam System

SCR Catalyst
Steam Turbine Hydraulic Module
Condensate System
Compressed Air System
Chemical Feed System
Steam and Water Sample System
Generator Hydrogen System
Cooling Tower and Circ Water System including Cooling Tower Transformers, MCC, and Auxiliary Cooling System
Condenser
Station Service Transformers
Electric Steam Super Heater
Gas Turbine Generator Breaker
Steam Turbine Generator Breaker

The Common Facilities are property and facilities that are used for the operation of the Units at the Facility. These shared facilities support the Units. The Common Facilities are as follows:

Two LCI Starting Systems, including Transformers
Unit Auxiliary Transformer on Unit 1 and Unit 3 Common to Unit 2
Plant Water Treatment System
Demineralized Water Tank
Service Water / Fire Water Tanks
Potable Water System
Eye Wash System
Storm Water System
Process Water System
Compressor Wash System
Oil-Water Separation and Discharge System
Auxiliary Steam System and Auxiliary Boiler
Gas Supply Piping and Gas Yard
Fire Protection System
DeltaV DCS
Switchyard
Electrical transmission facilities and related equipment

EXHIBIT B

Description of Facility Site

Parcel 1

A parcel of land lying in the SW1/4 of Section 15 Township 1 South Range 8 West in DeSoto County, State of Mississippi, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Stateline Road, as shown on US-TVA Drawing No. 112 MS 421 B 99(D) R.1 (formerly US-TVA Drawing No. 112 MS 422 B 100(D) R.0) and being more particularly described as follows:

Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S42°05'16"E, 13,353.72 feet to an angle iron (set) on the accepted Mississippi-Tennessee state line being corner No. SCBTS-1 and the Point of Beginning:

Thence leaving the point of beginning and said Mississippi-Tennessee state line S02°11'31"W, 1,100.72 feet to a rebar (found) in the northern right of way of Stateline Road, being corner No. SCBTS-2; thence continuing with said right of way for the following two calls; N87°47'07"W, 304.06 feet to a rebar (found), being corner No. SCBTS-3; thence N87°47'41" W, 104.99 feet to a (3/8") rebar (found), being corner No. SCBTS-6; thence leaving said right of way N02°12'24"E, 206.98 feet to a (3/8") rebar (found), being corner No. SCBTS-5; thence parallel with north right of way of Stateline Road N87°48'27"W, 1,260.36 feet to rebar with cap (found) and stamped "THY INC. #888" in the eastern right of way of Tulane Road, being corner No. SCBTS-7; thence with said right of way N02°15'03"E, 899.31 feet to a rebar with cap (found) on the accepted Mississippi-Tennessee state line, being corner No. SCBTS-8; thence leaving said right of way and with said state line S87°36'39"E, 1,668.44 feet to the point of beginning.

Located on VTM Quad Horn Lake, MS.

Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.

EXHIBIT C

Form of Equity LLC Agreement

LIMITED LIABILITY COMPANY AGREEMENT
OF
SOUTHAVEN HOLDCO LLC
THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is entered into as of this 6th day of August, 2013 by GSS Holdings (Southaven), Inc., a Delaware corporation, as the holder of the sole capital interest in the Company (“GSS Holdings”), Seven States Southaven, LLC, a Delaware limited liability company, as the holder of a profits interest in the Company (“Seven States” or the “Non-Capital Member”, and together with GSS Holdings, the “Members” and each individually, a “Member”) and Wilmington Trust, National Association, not in its individual capacity, but solely as manager of the Company (the “Manager”), in order to form a limited liability company.
Section 1.     Name. The name of the limited liability company formed hereby is SOUTHAVEN HOLDCO LLC (the “Company”).

Section 2.     Definitions. Capitalized terms not defined herein shall have the meanings set forth in the Note Purchase Agreement, dated as of August 6, 2013, among the Company and the Purchasers party thereto (the “Note Purchase Agreement”).

Section 3.    Purpose. The Company is formed solely for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is limited to, (i) acting as member of and acquiring and holding a limited liability company interest in, Southaven Combined Cycle Generation LLC, a Delaware limited liability company, and (ii) engaging in any and all activities necessary, convenient or incidental to the foregoing, including, without limitation, entering into, and performing its obligations under, the Transaction Documents to which it is a party.

Section 4.     Formation. Prior to the date hereof, the Certificate of Formation of the Company was executed and filed by an authorized person with the Secretary of State of the State of Delaware and such filing is hereby ratified. The Manager shall execute and file any required amendments to the Certificate of Formation and shall do all other acts requisite for the constitution of the Company as a limited liability company under the laws of the State of Delaware or any other applicable law. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation of the Company as provided in the Limited Liability Company Act of the State of Delaware (the “Act”).

Section 5.    Registered Office. The address of the registered office of the Company in the State of Delaware is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1600, attention: Corporate Trust Administration. Under no circumstances shall the Company conduct any of its business in the State of Mississippi without the consent of GSS Holdings.

Section 6.     Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Wilmington Trust, National

Association, 1100 North Market Street, Wilmington, Delaware 19890-1600, attention: Corporate Trust Administration.

Section 7.    Members; Limited Liability Company Interests; Limitations on Non-Capital Member’s Interest.

(a)    On the date hereof, there shall be two (2) Members, GSS Holdings and Seven States. Seven States shall hold a separate class of limited liability company interest and shall be the sole Non-Capital Member.

(b)    The limited liability company interest of GSS Holdings in the Company shall include the rights provided herein and all other rights of a “member” under the Act and shall constitute securities within the meaning of Article 8 of the Uniform Commercial Code (including, without limitation, Section 8‑102(a)(15) thereof) as in effect from time to time in the State of Delaware and shall be governed by Article 8 of the Uniform Commercial Code (including, without limitation, Article 8‑103(c) thereof) as in effect from time to time in the State of Delaware. GSS Holdings may withdraw as a Member (i) pursuant to a termination of the Agreement in accordance with Section 11 below and (ii) prior to a termination of the Agreement, upon thirty (30) days’ prior written notice to the Manager, Seven States, the Purchasers and TVA; provided that such withdrawal shall be effective upon the (x) admission of a substitute member appointed pursuant to the following sentence and (y) designation of such substitute member as tax matters partner pursuant to Section 4.1 of the Allocation and Tax Matters Agreement. If GSS Holdings withdraws as a Member pursuant to clause (ii), GSS Holdings shall appoint as its successor a substitute member, which substitute member shall be a corporate services organization such as Corporation Services Company, CT Corporation, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, AMACAR Group or another company of recognized standing providing similar services, subject to the prior written consent of TVA, such consent not to be unreasonably withheld, delayed or conditioned. This Agreement shall be amended to reflect the admission of such substitute member.

(c)    The limited liability company interest of the Non-Capital Member shall be non-voting and shall not include any rights other than the right to receive payment of the Seven States Return as provided herein, the right to review the books and records of the Company solely with respect to the Seven States Return or the calculation or payment thereof, and such other rights as are expressly provided to the Non-Capital Member herein. The Non-Capital Member may withdraw as a Member by providing five (5) Business Days’ written notice to GSS Holdings and TVA, whereupon the limited liability company interest of the Non-Capital Member shall terminate without further action by any party and the Non-Capital Member shall have no further rights hereunder.

Section 8.    Manager and Officers. Wilmington Trust, National Association is hereby appointed, and upon execution of this Agreement shall be, the Manager of the Company. The Manager shall be deemed to be a “Manager” of the Company within the meaning of the Act. The Company shall have such officers with such authority as the Manager shall determine.

Section 9.    Powers. The business and affairs of the Company shall be managed solely by the Manager, who shall have the authority to bind the Company and to do any and all acts necessary or convenient for the furtherance of the purpose of the Company, including, without limitation, the authority to execute and deliver, and to perform its obligations under, the Note Purchase Agreement, the Notes, the Company Pledge Agreement, the Participation Agreement and each other Transaction Document to which the Company is a party on behalf of the Company and to execute and deliver powers of attorney granting authority to execute and deliver the Note Purchase Agreement, the Notes, the Company Pledge Agreement, the Participation Agreement and each other Transaction Document to which the Company is a party and other documents, instruments or agreements on behalf of the Company. Each of the Members hereby transfers to the Manager its voting rights, if any, relating to the Company, such transfer to be irrevocable for so long as the Notes remain outstanding and the other Transaction Documents remain in effect. The Manager shall not be liable to the Company or the Members in connection with its management of the business and affairs of the Company or in connection with its exercise of such voting rights, other than as a result of its gross negligence or willful misconduct. No Member shall have any authority to bind, influence, direct and control the Company.

Section 10.    Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) final payment in full of all obligations of the Company, whether or not then due, under the Transaction Documents, and release and termination of the lien created pursuant to the Company Pledge Agreement in accordance with its terms, (b) the written consent of the Manager, approved in writing by TVA, and so long as the lien of the Indenture has not been terminated or discharged, the Lease Indenture Trustee, (c) the entry of a decree of judicial dissolution under Section 18‑802 of the Act or (d) the termination of the legal existence of GSS Holdings or the occurrence of any other event which terminates the continued membership of GSS Holdings in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act. Upon the occurrence of any event that causes GSS Holdings to cease to be a Member of the Company, to the fullest extent permitted by law, the personal representative of GSS Holdings is hereby authorized to, within thirty (30) days after the occurrence of the event that terminated the continued membership of GSS Holdings, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of GSS Holdings in the Company. In accordance with Section 18‑801 of the Act, the Company shall not be dissolved, and shall continue to exist, upon the resignation, “Bankruptcy” (as defined in this Section 10) or dissolution of a Member, including without limitation a resignation of the Manager in accordance with Section 11 hereof. Notwithstanding any other provision of this Agreement, (x) the Bankruptcy of GSS Holdings shall not cause GSS Holdings to cease to be a Member and (y) neither the Bankruptcy of either GSS Holdings or the Non-Capital Member, nor the termination of the legal existence of the Non-Capital Member, nor the occurrence of any event which terminates the limited liability interest of the Non-Capital Member, shall cause the Company to dissolve, and upon the occurrence of any such event under either of clauses (x) or (y), the business of the Company shall continue without dissolution.

For purposes of this Agreement, “Bankruptcy” shall mean, with respect to a Person, (a) if such Person (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or similar proceeding, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (b) (i) if sixty (60) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or (ii) appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18‑101(1) and 18‑304 of the Act.
Section 11.    Resignation of Manager. Upon the final payment in full of all obligations of the Company, whether or not then due, under the Transaction Documents and the release and termination of the Company Pledge Agreement in accordance with its terms, the Manager shall be deemed automatically to have resigned as the manager of the Company and shall automatically cease to be the manager of the Company and all of its authority and power as manager of the Company shall be deemed transferred to GSS Holdings without any further act, vote or pre-approval of any Person. In the event of such resignation of the Manager and transfer of the Manager’s authority and power to act as manager of the Company to GSS Holdings, GSS Holdings will be entitled to compensation for acting as manager of the Company in accordance with prevailing market rates for such services in effect at such time, to be further agreed among the parties at the time of such resignation and transfer.

Section 12.    Capital Contribution. The amount listed on Schedule I has been contributed on behalf of GSS Holdings to the Company.

Section 13.    Additional Capital Contribution. No Member is required to make any additional capital contribution to the Company.

Section 14.     Distributions to Members.

(a)    All cash received by the Company, less all expenses and capital expenditures of the Company and any amounts required to be withheld by the Company, in each case in accordance with this Agreement and the Services Agreement, dated as of August 6, 2013, by and between the Company and Global Securitization Services, LLC, shall be distributed to the Purchasers in accordance with the Note Purchase Agreement and the Notes and, thereafter, to Non-Capital Member pursuant to clause (b) below. Subject to the Act and clause (b) below, no distributions shall be made to any Member by the Company until the final payment and satisfaction in full of all of the obligations of the Company under the Note Purchase Agreement, the Notes, the Company Pledge Agreement and the other Transaction Documents.

(b)    On each Note Payment Date, the Manager shall cause the Company to distribute to the Non-Capital Member, to the extent available from Distributable Net Income (and not used to pay the Notes), an amount equal to the Seven States Return.

Section 15.    Capital Accounts and Allocations.

(a)    The Manager shall maintain a separate capital account (“Capital Account”) for each Tax Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv). This Section 15 is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(b)    After giving effect to any allocations required by Section 15(c), items of income, gain, loss and deduction of the Company for each fiscal year will be allocated among the Tax Members by the Manager in whatever ratios are necessary to cause the Capital Account balance of each Tax Member to be equal to (A) the amount it would be entitled to receive (i) pursuant to Section 14, in the case of GSS Holdings and the Non-Capital Member, and (ii) pursuant to the Notes, in the case of any Purchaser, if the Company were to sell all of its assets for an amount equal to their respective book values and all Company liabilities were satisfied (limited with respect to each liability for which no Tax Member is liable (a “non-recourse liability”) to the book value of the asset securing such non-recourse liability) and the Company were to distribute the proceeds in liquidation minus (B) such Tax Member’s share of “partnership minimum gain” (as such term is defined in U.S. Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)) and “partner nonrecourse debt minimum gain” (as such term is defined in U.S. Treasury Regulations Section 1.704-2(i)(2)).

(c)    For each fiscal year, items of income, deduction, gain, loss or credit as determined for U.S. federal income tax purposes shall be allocated among the Tax Members in such manner as equitably reflects amounts allocated to the Capital Accounts of the Tax Members under this Agreement. Such allocations shall be made pursuant to the principles of Sections 704(b) and 704(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g), 1.704-1(b)(4)(i), 1.704-2(f), 1.704-2(i)(4) and 1.704-3(e), or the successor provisions to such Code Sections and U.S. Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Tax Members such gains or income as shall be necessary to satisfy the “qualified income offset” requirements of Treasury Regulations § 1.704-1 (b)(2)(ii)(d).

Section 16.    Transfers; Assignments.

(a)    The Non-Capital Member may not transfer or assign in whole or in part its interest in the Company without the consent of TVA, other than a transfer in whole to (i) Seven States Power Corporation (“Seven States Parent”) in connection with a merger with or consolidation into Seven States Parent, a liquidation of Seven States or otherwise, or (ii) an entity if, but only if, Seven States Parent owns, directly or indirectly 100% of the stock, membership interest and other equity of such entity (a “Seven States Subsidiary”) in connection with a merger with or consolidation into a Seven States Subsidiary, a liquidation of Seven States or otherwise; provided that, no transfer or assignment to Seven States Parent or a Seven States Subsidiary under this Section 16(a) shall be permitted unless such transferee assumes all obligations of Seven States under the Purchase Agreement, including any indemnification obligations of Seven States under Section 7.2(b) of the Purchase Agreement.

(b)    Except as provided in Section 7(b) and the Company Pledge Agreement, GSS Holdings may not transfer or assign in whole or in part its interest in the Company without the consent of the Purchasers and TVA.

(c)    Any attempted transfer or assignment in violation of this Section 16 shall be void ab initio.

Section 17.    Termination of Non-Capital Interest; Removal of the Non-Capital Member. Notwithstanding any other provision of this Agreement, if the Facility Lease is terminated or otherwise expires or the Non-Capital Member (i) liquidates, dissolves or otherwise winds up (including by reason of “Bankruptcy” (as defined in Section 10)), merges into or consolidates with any Person (other than, in accordance with Section 16 hereof, Seven States Parent or a Seven States Subsidiary), (ii) is transferred directly or indirectly in whole or in part by Seven States Parent or a Seven States Subsidiary without the consent of TVA (including by transfer of an upstream ownership interest in a Seven States Subsidiary or by merger of Seven States into another entity not wholly owned by Seven States Parent), (iii) transfers or assigns, or attempts to transfer or assign, its interest hereunder in violation of Section 16, or (iv) withdraws as a Member or otherwise consents to the termination of its interest in the Company, the limited liability company interest of the Non-Capital Member in the Company shall terminate immediately without further action by any party, the Non-Capital Member shall cease to be a member of the Company and shall have no further rights hereunder, the business of the Company shall continue without dissolution with GSS Holdings as the sole Member of the Company and at the request of either GSS Holdings or the Non-Capital Member, this Agreement shall be amended to reflect such termination of such interest.

Section 18.    Admission of Additional Members. No additional members may be admitted to the Company, except as provided in Section 7(b); provided that, in the event of a transfer by Seven States of its interest in the Company to Seven States Parent, a Seven States Subsidiary or any other transferee in accordance with Section 16, such transferee shall become the Non-Capital Member and this Agreement shall, at the request of either GSS Holdings or such transferee, be amended to reflect such transfer.

Section 19.    Exculpation and Indemnification. Neither the Manager nor the Members, nor any     employee, representative, agent or Affiliate of the Manager or the Members (collectively, the “Covered Persons”), shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s (x) gross negligence or willful misconduct or (y) breach of its express obligations under this Agreement or any other Transaction Document. The foregoing provisions shall survive the termination of this Agreement.

Section 20.    Indemnification. The Company shall assume liability for, and shall indemnify, protect, save and hold harmless the Manager and GSS Holdings (and any other Person acting as a successor of either) and the respective officers, directors, partners, employees, servants and agents of each of the Manager and GSS Holdings (each such Person being referred to as an “Indemnified Person”) against and from any and all Claims and Taxes that may be imposed on, incurred by or asserted at any time against any Indemnified Person in any way relating to or arising out of the execution, delivery and performance of this Agreement or any other document contemplated hereby, the creation, acceptance, operation or administration of the Company, the Company assets, any of the properties included therein, the administration of the Company’s assets or any action or inaction of the Manager or GSS Holdings hereunder (including the reasonable costs and expenses of defending itself against any Claim in connection with the exercise or performance of any of its powers or duties hereunder), except only that the Company shall not be required to indemnify (x) any Indemnified Person for any Claims resulting from acts that would constitute the willful misconduct or gross negligence of such Indemnified Person or (y) GSS Holdings for any Taxes based on net income or net profits, or any franchise taxes, with respect to its interest in the Company.

Section 21.    Limited Liability of Members and Manager. Except as otherwise expressly provided by the Act and Section 19 of this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Members nor the Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or a manager of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its power or management of its business affairs under the Act, this Agreement or any other Transaction Document shall not be grounds for imposing personal liability on the Members, the Manager or any member stockholder, director, partner, officer, agent or employee of the Members or the Manager for the liabilities of the Company.

Section 22.    Acceptance of Appointment of Manager. By its execution hereof, Wilmington Trust, National Association accepts its appointment as Manager of the Company. By accepting the appointment of Manager of the Company, Wilmington Trust, National Association shall not be liable for any claim, cost, fee, tax, expense or penalty to third-parties, the Company, any Member or any other Manager except to the extent that any such claim, cost, fee, tax, expense or penalty is attributable to the gross negligence or willful misconduct of Wilmington Trust, National Association or breach of its express obligations under this Agreement or any other Transaction Document.

Section 23.    Co-Manager. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the property of the Company may at the time be located, the Manager shall have the power to appoint one or more Persons (who may be officers of the Manager) or institutions to act as co-Manager, jointly with the Manager or separately from the Manager at the direct written instruction of the Members, in either case as required by state law, of all or any part of the property of the Company, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity as aforesaid, any property, title, right or power deemed necessary or desirable. All provisions of this Agreement that are for the benefit of the Manager shall extend to and apply to each co-Manager appointed pursuant to this Section 23.

Section 24.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. Each of the parties hereto agrees that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708.

Section 25.    Special Provisions.

(a)    The Company shall be operated in such a manner that it would not be substantively consolidated in the bankruptcy estate of either Member, any Affiliate of a Member or any other Person such that its separate existence from the Members or such other Person would be disregarded in the event of bankruptcy or insolvency of a Member or such other Person and in such regard, the Manager shall cause the Company to:

i.    maintain its bank accounts, books, accounting records, financial statements (to the extent any are prepared), payroll and other company documents and records separate from those of any Affiliate or any other Person;

ii.    maintain its books, records and agreements separate from those of any Affiliate or any other Person;

iii.    not commingle its funds and other assets with those of any Affiliate or any other Person and hold its assets in its own name and maintain such assets in a manner that it would not be costly or difficult to segregate, ascertain or identify the assets from those of each Member, any Affiliate, the Purchasers or any other Person;

iv.    act and conduct its business solely in its own name and through its own authorized officers and agents, and in all respects hold itself out as a legal entity separate and distinct from any Affiliate or any other Person;

v.    observe all limited liability company formalities and comply with all applicable laws, ordinances or governmental rules or regulations to which it is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business;

vi.    conduct its business in its own name or under any trade name as will not be reasonably likely to cause confusion as to identity or separate existence;

vii.    pay all its liabilities, obligations and Indebtedness, including all administrative expenses and compensation to employees, consultants or agents, if any, and all operating expenses, out of its own funds;

viii.    maintain a sufficient number of employees, if any, in light of its contemplated business operations;

ix.    separately manage its liabilities from those of any Affiliate or any other Person, and not identify itself or any Affiliate or any other Person as a division or part of the other;

x.    not pledge its assets for the benefit of any other Person or guarantee or become obligated for the debts of any Affiliate or any other Person or hold out its credit as being available to satisfy the obligations of others, except as contemplated by the Transaction Documents;

xi.    not acquire obligations or securities of any Affiliate or any other Person;

xii.    not make loans to any Affiliate or any other Person, except as contemplated by the Transaction Documents;

xiii.    not engage in transactions with any Affiliate or any other Person, except as contemplated by the Transaction Documents;

xiv.    allocate fairly and reasonably any overhead for shared office space and any other common expenses for facilities, goods or services provided to multiple entities;

xv.    prepare and file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

xvi.    prepare and maintain separate financial statements (except that the Company may be included in the consolidated financial statements of another Person where required by GAAP, provided that such financial statements contain a footnote to the effect that the Company is a separate legal entity, the assets of which are not available to satisfy the debts of such Person), which may be prepared by one or more independent accountants;

xvii.    except as provided in the Transaction Documents, maintain an arm’s-length relationship with its Affiliates and each Member, each Affiliate of the Members, the Purchasers and any parties furnishing goods and services to the Company;

xviii.    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

xix.    not acquire any obligations or securities of the Members or any Affiliate;

xx.    use stationery, invoices and checks separate from any Affiliate or any other Person;

xxi.    hold itself out as a separate legal entity and correct any known misunderstanding regarding its separate identity; and

xxii.    except as otherwise provided in the Transaction Documents, deposit all of its funds in checking or savings accounts, time deposits or certificates of deposit in its own name or invest such funds in its own name.

Failure of the Company, GSS Holdings or the Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Manager.
(b)    The Company shall not:

i.    incur, create, guarantee or assume any Indebtedness other than as provided for in the Transaction Documents; or

ii.    except as permitted by the Transaction Documents, invest in, make or permit to remain outstanding any loan or advance to or any deposit with, or acquire any stock or securities of any Person; or

iii.    without the prior written consent of the Manager (acting in the best interests of the Company), voluntarily file, or consent to the filing of, a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

iv.    initiate any proceedings for its dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets; or

v.    form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or otherwise); or

vi.    elect to be treated as a corporation for U.S. federal income tax purposes.

(c)    Each Purchaser shall be treated as a partner in the Company for U.S. federal income tax purposes and each such Purchaser’s Note shall represent, for U.S. federal income tax purposes, such Purchaser’s direct ownership of a “capital interest” in the Company within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343. The interest in the Company held by the Non-

Capital Member shall be treated as a “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343.  The Company agrees not to elect to treat itself as other than a partnership for U.S. federal income tax purposes and agrees not to  make any claims or file any returns for U.S. federal income tax purposes in any manner inconsistent with the foregoing treatment unless otherwise required by law.

Section 26.    Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

i.    “Affiliate” means any Person (i) which owns beneficially, directly or indirectly, any of the limited liability company interests of the Company, or which is otherwise in control of the Company, whether directly or indirectly through one or more intermediaries, (ii) of which more than ten percent (10%) of the outstanding equity interest is owned beneficially, directly or indirectly, by any Person described in clause (i) above, or (iii) which is controlled by or under common control of any Person described in clause (i) above; provided that for the purpose of this definition, the terms “control” and “controlled by” shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

ii.    “Distributable Net Income” shall mean the excess of (i) the sum of cash receipts of all kinds of the Company over (ii) the sum of cash disbursements for the expenses of the Company, or amounts reserved against liabilities (contingent or otherwise) of the Company (which shall include principal payments on the Notes, together with any other payments required to be made thereunder or under any Note Purchase Document.

iii.    “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof or any other entity.

iv.    “Seven States Return” means, for each Note Payment Date, an amount equal to 2.05/7ths of Distributable Net Income, which amount shall in no event exceed the amount set forth on Schedule II corresponding to such Note Payment Date; and

v.    “Tax Member” means GSS Holdings, the Non-Capital Member and any Purchaser.

Section 27.    Guidance and Interpretation of this Agreement.

(a)    The Manager shall not be required to take or refrain from taking any action hereunder or contemplated hereby if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Manager in personal liability, is contrary to the terms of this Agreement, of the Transaction Documents to which the Company or the Manager is a party, or of any document contemplated hereby to which the Company or the Manager is a party or is otherwise contrary to law. If at any time the Manager determines that it requires or desires guidance regarding the application of any provision of this Agreement, any Transaction Document to which the Manager or the Company is a party, or any other document to which the Manager or the Company is a party, or regarding compliance with any direction it receives hereunder, then the Manager may deliver a notice to GSS Holdings (or, if related to the reduction of, extension of the time for, or elimination of payment of the Seven States Return, the Members) requesting written instructions as to such application or compliance, and such instructions by GSS Holdings on behalf of the relevant Members shall constitute full and complete authorization and protection for actions taken and other performance by the Manager in reliance thereon. Until the Manager has received such instructions from GSS Holdings after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(b)    In the event that the Manager is uncertain as to the application, intent or meaning of any provision of this Agreement, any Transaction Document to which the Manager or the Company is a party or any other document to which the Manager or the Company is a party, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof, or in the event that this Agreement permits any determination by the Manager or is silent or incomplete as to the course of action that the Manager is required to take with respect to a particular set of facts, the Manager may seek instructions from GSS Holdings (or, if related to the reduction of, extension of the time for, or elimination of payment of the Seven States Return, the Members) and shall not be liable to any Person to the extent that it acts in good faith in accordance with the instructions of GSS Holdings on behalf of the relevant Members; provided that if the Manager shall not have received instructions from GSS Holdings on behalf of the relevant Members pursuant to its request within 20 days after the date of such request, until instructed otherwise by GSS Holdings on behalf of the relevant Members, the Manager may, but shall be under no duty to, take or refrain from taking such action as it shall deem consistent with the terms of this Agreement or any Transaction Document, and the Manager shall have no liability to any person for any such action or inaction. GSS Holdings, on behalf of the relevant Members, shall seek consent under the Note Purchase Documents before providing any instructions to the Manager.

(c)    Notwithstanding that a termination of the Facility Lease or other exercise of remedies under the Transaction Documents may reduce, eliminate or delay the payment of the Seven States Return and without limiting the application of the last sentence of Section 9, the Non-Capital Member shall have no authority to bind, influence, direct or control the Company or the Manager, including without limitation any decision or other action regarding the declaration or waiver of a Lease Event of Default, the exercise of remedies under the Transaction Documents or to take any other action under or with respect to the Transaction Documents, and any rights of the Company under the Transaction Documents may be exercised without regard to the Non-Capital Member’s limited liability company interest in the Company or the Seven States Return.

Section 28.    Amendments. This Agreement may not be amended without the consent of GSS Holdings, the Purchasers, TVA and, so long as the lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee; provided that, subject to the terms of the Transaction Documents, no amendment may reduce, extend the time of or eliminate payment of the Seven States Return without the consent of the Non-Capital Member; and provided, further that the consent of the Purchasers or the Lease Indenture Trustee shall not be required to amend the Agreement to reduce, extend the time of or eliminate payment of the Seven States Return, to eliminate the interest of the Non-Capital Member in accordance with Section 17 or to admit Seven States Parent as the Non-Capital Member pursuant to Section 18. TVA and the Lease Indenture Trustee are intended beneficiaries of the provisions of this Agreement applicable to it and shall have the right to enforce such provisions hereof.

Section 29.    Financial Records and Tax Filings. The Manager is authorized to, and shall, hire, at the expense of the Company, a certified public accountant to (a) determine capital allocations as set forth in Section 15 hereof, (b) prepare and file tax returns for the Company as set forth in Section 25(a)(xv) hereof and (c) prepare the financial statements of the Company as set forth in Section 25(a)(xvi) hereof.

*    *    *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

GSS HOLDINGS (SOUTHAVEN), INC.	SEVEN STATES SOUTHAVEN, LLC

By: ________________________________	By: ________________________________
Name:	Name:
Title:	Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Manager

By: ________________________________
Name:
Title:

Schedule I
CAPITAL CONTRIBUTION

GSS Holdings (Southaven), Inc.                                 $100

Schedule I

Schedule II
MAXIMUM AMOUNT OF SEVEN STATES RETURN

Note Payment Dates	Maximum Amount of Seven States Return
February 15, 2014	410,000.00
August 15, 2014	401,613.67
February 15, 2015	392,933.82
August 15, 2015	383,950.18
February 15, 2016	374,652.11
August 15, 2016	365,028.60
February 15, 2017	355,068.27
August 15, 2017	344,759.33
February 15, 2018	334,089.58
August 15, 2018	323,046.39
February 15, 2019	311,616.69
August 15, 2019	299,786.94
February 15, 2020	287,543.16
August 15, 2020	274,870.84
February 15, 2021	261,754.99
August 15, 2021	248,180.08
February 15, 2022	234,130.06
August 15, 2022	219,588.28
February 15, 2023	204,537.54
August 15, 2023	188,960.03
February 15, 2024	183,728.00
August 15, 2024	178,312.86
February 15, 2025	172,708.18
August 15, 2025	166,907.34
February 15, 2026	160,903.47
August 15, 2026	154,689.46
February 15, 2027	148,257.97
August 15, 2027	141,601.37
February 15, 2028	134,711.79
August 15, 2028	127,581.08
February 15, 2029	120,200.79
August 15, 2029	112,562.19
February 15, 2030	104,656.24
August 15, 2030	96,473.58
February 15, 2031	88,004.53
August 15, 2031	79,239.06
February 15, 2032	70,166.80
August 15, 2032	60,777.01
February 15, 2033	51,058.58
August 15, 2033	41,000.00

Schedule II

EXHIBIT D

Form of Bill of Sale

BILL OF SALE
Seven States Southaven, LLC, a Delaware limited liability company (“Seller”), in accordance with the Asset Purchase Agreement (the “APA”), dated as of August 6, 2013, by and between Seller and Tennessee Valley Authority (“Buyer”), a corporate agency and instrumentality of the United States of America created by and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, and acting as to Real Property as agent and in the name of the United States of America, and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged), does hereby sell, deliver, assign, transfer and convey unto Buyer all of Seller’s undivided ninety percent (90%) interest that constitute personal property, including the Facility Tangible Property, the Tangible Intellectual Property and the other Acquired Assets set forth in Section 2.1 of the APA, in each case as described and limited by the terms and provisions of the APA (collectively, “Conveyed Assets”). The Conveyed Assets do not include and specifically exclude the Excluded Assets.
All capitalized terms in this Bill of Sale used but not defined herein have the meanings set forth in the APA.
TO HAVE AND TO HOLD the Conveyed Assets unto Buyer and Buyer’s heirs, legal representatives, successors and assigns forever.
THE CONVEYED ASSETS ARE CONVEYED AS IS, WHERE IS, AND WITH ALL FAULTS AS OF THE DATE OF THIS BILL OF SALE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED AND SELLER SPECIFICALLY DISCLAIMS ANY SUCH WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE CONVEYED ASSETS.
The Conveyed Assets are further conveyed subject to the right of Southaven Combined Cycle Generation LLC, a Delaware limited liability company (“Owner Lessor”) to lease (simultaneous with the acquisition of the Conveyed Assets) from Buyer the Undivided Interest (which is being conveyed to Buyer from Seller as part of the Conveyed Assets) acquired under the APA and hereunder. The lease of the Undivided Interest shall be subject to and in accordance with all of the terms, conditions, restrictions and requirements with respect thereto contained herein and in that certain (i) Participation Agreement, dated August 6, 2013, among Buyer, Owner Lessor, Wilmington Trust, National Association, Southaven Holdco LLC, a Delaware limited liability company, and Wilmington Trust Company; and (ii) Head Lease Agreement, dated August 9, 2013, between Buyer and Owner Lessor.
Nothing in this Bill of Sale, express or implied, is intended to or shall confer upon any other person or persons (including, without limitation, any employee or collective bargaining representatives thereof) any rights, benefits or remedies of any nature whatsoever under or by reason of this Bill of Sale.

This Bill of Sale shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (whether by operation of law or otherwise), legal representatives, heirs and permitted assigns.
This Bill of Sale, including all matters of construction, validity and performance, shall be governed and construed in the same manner as set forth in Section 9.9 of the APA.
This Bill of Sale is delivered pursuant to and is subject to the APA. In the event of any conflict between the terms of the APA and the terms of this Bill of Sale, the terms of the APA shall prevail.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Purchaser have signed and delivered this Bill of Sale as of the ___ day of August, 2013.

SELLER:
SEVEN STATES SOUTHAVEN, LLC, a Delaware limited liability company

By: ________________________________
Name:
Title:

Bill of Sale

BUYER:
TENNESSEE VALLEY AUTHORITY, a corporate agency and instrumentality of the United States of America

By: ________________________________
Name:
Title:

Bill of Sale

EXHIBIT E

Form of Assignment and Assumption

SEVEN STATES ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS Seven States ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of August 9, 2013, by and between Seven States Southaven, LLC, a Delaware limited liability company (“Assignor”), and Tennessee Valley Authority, a corporate agency and instrumentality of the United States of America created by and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, and acting as to Real Property as agent and in the name of the United States of America (“Assignee”).

WHEREAS, in accordance with and pursuant to that certain Asset Purchase Agreement (the “APA”), dated August 6, 2013, by and between Assignor and Assignee, Assignor desires to assign to Assignee all of Assignor’s right title and interest in the Acquired Assets, and Assignee desires to assume from Assignor, all of the Assumed Liabilities.

All capitalized terms in this Seven States Assignment and Assumption Agreement used but not defined herein have the meanings set forth in the APA.

NOW, THEREFORE, in accordance with the APA, the parties do hereby covenant and agree as follows and take the following actions:

1.    Assignor does hereby transfer, assign, and convey unto Assignee all of Assignor’s right, title, and interest (comprising a ninety percent (90%) undivided ownership share) in and to the Acquired Assets previously acquired by Assignor from Assignee under and pursuant to that certain TVA Assignment and Assumption Agreement, dated September 30, 2008, and that certain TVA Assignment and Assumption Agreement, dated as of April 17, 2009, together with any replacements or additions thereto as of the date hereof, to the full extent of Assignor’s current interest in such Acquired Assets and to the extent the same are transferable by Assignor, but excluding the Excluded Assets, comprising the following:

(a)    the Facility Tangible Property;
(b)    the Easements;
(b)    the Tangible Intellectual Property;
(c)    the Assigned Contracts set forth on Exhibit A attached hereto;
(d)    the Assigned Permits;
(e)    the Accumulated Amortization Costs;
(f)    the Facility Books and Records, and other Acquired Assets set forth in Section 2.1(j) of the APA;
(g)    all right, title, and interest of Assignor, if any, in and to the names Southaven Power and Southaven Power Plant; and
(h)    the Acquired Assets set forth in Sections 2.1(h), (i), (k), (l), (m), and (n) of the APA

2.    THE ACQUIRED ASSETS DESCRIBED IN SECTION 1 OF THIS SEVEN STATES ASSIGNMENT AND ASSUMPTION AGREEMENT ARE CONVEYED “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AS OF THE DATE OF THIS SEVEN STATES ASSIGNMENT AND ASSUMPTION AGREEMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO THEIR CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND ASSIGNOR SPECIFICALLY DISCLAIMS ANY SUCH WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE ACQUIRED ASSETS.

3.    The Acquired Assets described in Section 1 of this Seven States Assignment and Assumption Agreement are conveyed to Assignor, and Assignor accepts the Acquired Assets subject to all of the terms, conditions, restrictions, and obligations of and under the APA and any other agreements or provisions in agreements between Assignor and Assignee required or contemplated thereby or executed in connection therewith. The respective ownership interests conveyed to Assignee as provided for in this Seven States Assignment and Assumption Agreement shall be undivided and shall not be subject to partition.

4.    Prior to the date hereof and as necessary from time to time after the Closing, Assignor shall (i) cooperate with Assignee’s efforts to obtain all consents, waivers, and approvals required under any of the Assigned Contracts so as to permit the sale and transfer of all the Acquired Assets to Assignee pursuant to the APA and this Seven States Assignment and Assumption Agreement and (ii) perform its obligations under Section 6.4 and Section 6.5 of the APA to effectuate the transactions contemplated hereunder and under the APA, subject to Assignee’s obligations to reimburse Assignor for its costs pursuant to Section 6.4 of the APA.
5.    This Seven States Assignment and Assumption Agreement shall be binding upon, and inure solely to the benefit of, the parties to this Seven States Assignment and Assumption Agreement and their respective successors (whether by operation of law or otherwise), legal representatives, and permitted assigns.
6.    This Seven States Assignment and Assumption Agreement, including all matters of construction, validity, and performance, shall be governed and construed in the same manner as set forth in the APA.

7.    This Seven States Assignment and Assumption Agreement is delivered pursuant to and is subject to the APA. In the event of any conflict between the terms of the APA and the terms of this Seven States Assignment and Assumption Agreement, the terms of the APA shall prevail.

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Seven States Assignment and Assumption Agreement has been signed and delivered by the parties to be effective as of the date first above written.

ASSIGNOR:
SEVEN STATES SOUTHAVEN, LLC, a Delaware limited liability company

By: ________________________________
Name: Jack W. Simmons
Title: President and Chief Executive Officer

ASSIGNEE:
TENNESSEE VALLEY AUTHORITY, a corporate agency and instrumentality of the United States of America

By: ________________________________
Name: John M. Hoskins
Title: Senior Vice President and Treasurer and Interim Chief Risk Officer

EXHIBIT A
ASSIGNED CONTRACTS

1.	Master Power Purchase and Sale Agreement (Tolling Agreement) between Southaven Power, LLC and Tennessee Valley Authority, dated as of August 22, 2006

2.	Conversion Services Confirmation of Master Power Purchase and Sale Agreement (Tolling Agreement) between Southaven Power, LLC and Tennessee Valley Authority, dated as of August 22, 2006

3.
Agreement Extending Conversion Services Confirmation and Master Power Purchase and Sale Agreement (Tolling Agreement) between Southaven Power, LLC and Tennessee Valley Authority, dated as of August 31, 2007

4.	Amendment No. 2 to Conversion Services Confirmation between Southaven Power, LLC and Tennessee Valley Authority, dated as of September 6, 2007

5.	Facility Letter Agreement, by and between Texas Gas Transmission Corporation and Southaven Power, LLC, dated as of October 23, 2000

6.	Amendment to Facility Letter Agreement, by and between Texas Gas Transmission Corporation and Cogentrix Energy, LLC, dated as of January 31, 2001

7.	License and Indemnity Agreement, by and between Texas Gas Transmission Corporation and Southaven Power, LLC, dated as of March 27, 2002

8.	Gas Metering Agreement, between Texas Gas Transmission Corporation and Southaven Power, LLC, dated as of June 1, 2000

9.	Interconnection Agreement OOPAP-263655, between Tennessee Valley Authority and Southaven Power, LLC, dated as of October 10, 2000

10.	Amended and Restated Interconnection and Operating Agreement, by and between Southaven Power, LLC and Entergy Mississippi, Inc., dated as of October 20, 2000

11.
Long Term Service Agreement, by and between Southaven Power, LLC and General Electric International, Inc., dated as of October 1, 2001, effective October 21, 2002, as amended by Amendment No. 1, effective as of April 22, 2009, and Amendment No. 2, effective as of November 21, 2009

12.	Parts Sharing Agreement, by and between Cogentrix Parts Company, Inc. and Various Project Affiliates, dated as of October 1, 2001, as amended by Amendment No. 1, dated as of April 26, 2012

13.    Amended and Restated Sewer Agreement, between the City of Southaven and     Southaven Power, LLC, dated as of August 23, 2000

Software License Agreements

Software license agreements relating to the following software, and any updates thereto or replacements thereof:

(a)    CeDARs Breeze 75x
(b)    DeltaV
(c)    GE MarkV with HMI

EXHIBIT F

Form of Termination Agreement

TVA No. 00072495, Termination

TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT (the “Termination of Lease Agreement”) is made and entered into as of the 9th day of August, 2013, by and between Seven States Southaven, LLC, a Delaware limited liability company (“Southaven”) and Tennessee Valley Authority, a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. Sections 831 - 831ee (2006 & Supp V 2011), and acting as to real property as agent in the name of the United States of America, as lessee (“TVA”). All capitalized terms not otherwise defined in this Termination of Lease Agreement shall have the meanings given to them in the Lease (as defined herein).

BACKGROUND STATEMENT

WHEREAS, Southaven and TVA entered into that certain Lease Agreement dated September 30, 2008, numbered as TVA Contract No. 00072495, which was amended on April 17, 2009, on April 22, 2010, and on April 18, 2013 (collectively, the “Lease”), pursuant to which TVA leases from Southaven the “Leased Premises,” which consist of Southaven’s 90% undivided ownership interest in the Purchased Assets, as more particularly defined in the Lease; and

WHEREAS, the Term of the Lease was to expire on or before April 30, 2010, which date was previously extended to September 5, 2013; and

WHEREAS, TVA and Southaven have determined to terminate the Lease in conjunction with the transfer of all assets currently owned by Southaven and subject to the Lease, but to preserve the obligation of TVA to pay any remaining Administrative and General Expenses portion of the Basic Rent under Section 3.3(a) of the Lease (the “Administrative Costs”) and to preserve the indemnification provisions thereunder for a period of three (3) years;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TVA and Southaven agree as follows:

1.    Termination of Lease. Subject to the conditions contained in this Termination of Lease Agreement, the Lease shall terminate, and shall be of no further force or effect, as of the close of business on August 9, 2013 (the “Termination Date”).

2.    Release from Future Obligations. Each party shall be released from all of its obligations, duties and liabilities under the Lease from and after the Termination Date, excluding: (a) TVA’s obligation to pay Southaven a final installment of the Administrative Costs pursuant to Section 3.3(a) (including any adjustment to Administrative Costs pursuant to clauses (i) or (ii) of Section 3.3(a) of the Lease) thereunder and (b) each party’s indemnification obligations under Article 13 of the Lease for any indemnifiable claims or losses arising prior to the Termination Date, which indemnification obligations shall survive termination thereof for a period of three (3) years after the Termination Date. Southaven agrees to provide an invoice to TVA within forty-five days after the Termination Date for all costs described in item (a) above, and TVA shall pay such amounts within fifteen (15) days of receipt.

3.    Wind-down/Transition. The effectiveness of this Termination of Lease Agreement is expressly subject to and conditioned upon the consummation of all conditions precedent set forth in that certain Asset Purchase Agreement dated August 6, 2013, between TVA and Southaven.

4.    Binding Effect. This Termination of Lease Agreement shall be governed by and construed in accordance with the laws of the United States of America, except to the extent the laws of the State of Mississippi or Tennessee govern any portion of the Leased Premises, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives and assigns. In the event of any inconsistency or conflict between the terms of this Termination of Lease Agreement and of the Lease, the terms hereof shall control. Time is of the essence of all of the terms of this Termination of Lease Agreement.

IN WITNESS WHEREOF, Southaven and TVA have caused this Termination of Lease Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SOUTHAVEN	TVA:
Seven States Southaven, LLC a Delaware limited liability company	Tennessee Valley Authority

By: ________________________________	By: ________________________________
Name: ______________________________	Name: ______________________________
Title: _______________________________	Title: _______________________________

TVA No. 00069956, Termination

TERMINATION OF JOINT OWNERSHIP AGREEMENT

THIS TERMINATION AGREEMENT (the “Termination Agreement”) is made and entered into as of the 9th day of August, 2013, by and between Seven States Southaven, LLC, a Delaware limited liability company (“Southaven”) and Tennessee Valley Authority, a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. Sections 831 - 831ee (2006 & Supp V 2011), and acting as to real property as agent in the name of the United States of America, as lessee (“TVA”). All capitalized terms not otherwise defined in this Termination Agreement shall have the meanings given to them in the JOA (as defined herein).

BACKGROUND STATEMENT

WHEREAS, TVA and Seven States Power Corporation (“SSPC”), a Tennessee corporation and the parent of Southaven, previously entered into that certain Joint Ownership Agreement, dated April 30, 2008, numbered as TVA Contract No. 00069956, which was subsequently amended by Supplement No. 1 dated September 2, 2008, Supplement No. 2 dated September 30, 2008, Supplement No. 3 dated April 17, 2009, Supplement No. 4 dated April 22, 2010, and Supplement No. 5 dated April 18, 2013 (as so amended, the “JOA”); and

WHEREAS, on September 30, 2008, SSPC designated Southaven as the “Designated Entity” under the JOA, assigned all its rights under the JOA to Southaven, and specified the Elected Percentage under the JOA to be equal to 90%; and

WHEREAS, the JOA anticipated Long Term Arrangements to be completed on or before April 30, 2010, which date was previously extended to September 5, 2013; and

WHEREAS, TVA and Southaven have determined that the Long Term Arrangements will not be consummated as anticipated under the JOA and now desire to terminate the JOA in conjunction with the transfer of all assets currently owned by Southaven and subject to the JOA, but to preserve the indemnification provisions of the JOA for a period of three (3) years;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TVA and Southaven agree as follows:

1.    Termination of JOA. Subject to the conditions contained in this Termination Agreement, the JOA shall terminate, and shall be of no further force or effect, as of the close of business on August 9, 2013 (the “Termination Date”).

2.    Release from Future Obligations. Each party shall be released from all of its obligations, duties and liabilities under the JOA from and after the Termination Date, excluding each party’s indemnification obligations under Section 10 of the JOA for any indemnifiable claims or losses arising prior to the Termination Date, which indemnification obligations shall survive termination thereof for a period of three (3) years after the Termination Date.

3.    Wind-down/Transition. The effectiveness of this Termination Agreement is expressly subject to and conditioned upon the consummation of all conditions precedent set forth in that certain Asset Purchase Agreement dated August 6, 2013, between TVA and Southaven.

4.    Binding Effect. This Termination Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Tennessee, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives and assigns. In the event of any inconsistency or conflict between the terms of this Termination Agreement and of the JOA, the terms hereof shall control. Time is of the essence of all of the terms of this Termination Agreement.

IN WITNESS WHEREOF, Southaven and TVA have caused this Termination Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SOUTHAVEN	TVA:
Seven States Southaven, LLC a Delaware limited liability company	Tennessee Valley Authority

By: ________________________________	By: ________________________________
Name: ______________________________	Name: ______________________________
Title: _______________________________	Title: _______________________________

EXHIBIT H

Form of Deed

____________________________Space Above Line for Official Use Only__________________________

Prepared by[ and return to]: [_______], Attorney [Tennessee Valley Authority] [1101 Market Street, SP 3L] [Chattanooga, Tennessee 37402-2801] [Telephone: (423) 751-6317]
Co-Prepared by for purposes of complying with Mississippi Law[ and return to]:
Butler, Snow, O’Mara, Stevens & Cannada, PLLC
Attn: Ronald G. Taylor, MS Bar No. 7992
Post Office Box 6010
Ridgeland, Mississippi 39158-6010
Telephone: (601) 948-5711

Grantor: Seven States Southaven, LLC Attn: John I. Cooke 1206 South Broad Street Chattanooga, Tennessee 37402 Telephone: (423) 756-6511	Grantee: United States of America Tennessee Valley Authority Attn: James E. Norris 400 West Summit Hill Drive Knoxville, Tennessee 37902 Telephone: (865) 632-4464
Indexing Instructions:

To the Chancery Clerk of DeSoto County, Mississippi:
The real property described herein is situated in the Southwest Quarter of Section 15, Township 1 South, Range 8 West and the Southeast Quarter of Section 16, Township 1 South, Range 8 West, all in DeSoto County, Mississippi.

TVA TRACT NO. XSCBTS-1 S.1X
SPECIAL WARRANTY DEED
THIS INDENTURE, made and entered into as of the 9th day of August, 2013, by and between SEVEN STATES SOUTHAVEN, LLC, a Delaware limited liability company (hereinafter sometimes referred to as “GRANTOR”), and the UNITED STATES OF AMERICA (hereinafter sometimes referred to as “GRANTEE”), acting herein by and through its legal agent, the TENNESSEE VALLEY AUTHORITY (hereinafter sometimes referred to as “TVA”), a corporation created and existing under an Act of Congress known as the Tennessee Valley Authority Act of 1933, as amended.
W I T N E S S E T H

WHEREAS, GRANTOR, by virtue of Special Warranty Deed from TVA dated September 26, 2008, of record in Deed Book 594, page 475, in the office of the Chancery Court Clerk of DeSoto County, Mississippi, and virtue of Special Warranty Deed from TVA dated April 17, 2009, of record in Deed Book 606, page 527, in the office of the Chancery Court Clerk of DeSoto County, Mississippi, acquired an undivided ninety percent (90%) interest (the “Acquired Interest”) in and to Parcels 1 and 2, and certain easement rights over, under, and across Parcel 3, which parcels are more particularly described in Exhibit A, which is attached hereto and made a part hereof (Parcels 1, 2, and 3 collectively referred to herein as the “Property”); and
WHEREAS, GRANTOR and TVA have entered into that certain Asset Purchase Agreement dated August 6, 2013 (the “APA”), pursuant to which TVA has purchased all of the GRANTOR’S right, title, and interest in and to the Acquired Interest in the Property;
WHEREAS, simultaneous with the execution and delivery of the APA, TVA entered into the Participation Agreement, dated August 6, 2013 (“Participation Agreement”), among TVA; Southaven Combined Cycle Generation LLC, a Delaware limited liability company (“Owner Lessor”); Wilmington Trust, National Association; Southaven Holdco LLC, a Delaware limited liability company; and Wilmington Trust Company;
WHEREAS, TVA is acquiring the Acquired Interest in the Property under the APA subject to the right of Owner Lessor to lease (simultaneous with the acquisition of the Acquired Interest) from TVA the undivided ninety percent (90%) interest in Parcel 1 as described in Exhibit A conveyed hereunder pursuant to the terms and conditions of the Ground Lease Agreement, dated August 9, 2013 (“Ground Lease”), between TVA and Owner Lessor; and
NOW THEREFORE, for and in consideration of the covenants, promises and obligations set forth in the APA, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GRANTOR does hereby grant, bargain, sell, transfer, specially warrant and convey to GRANTEE, subject to the provisions of the APA, and any revisions or supplements thereto, the Acquired Interest in the Property, as described in said Exhibit A.
This conveyance and its special warranty is subject to any and all prior reservations and/or exceptions to oil, gas, and other minerals and rights incidental thereto and any and all restrictions, covenants, easements, dedications, rights-of-way, and other matters of record affecting the Property, and Owner Lessor’s right to lease from TVA the undivided ninety percent (90%) interest in Parcel 1 as described in Exhibit A conveyed hereunder pursuant to the terms of the Ground Lease.
GRANTOR shall not be responsible for any ad valorem taxes or special assessments which may be imposed upon the Property.
TO HAVE AND TO HOLD the Acquired Interest in the Property together with all rights and appurtenances thereto belonging unto GRANTEE, its successors, and assigns forever.
And GRANTOR does hereby covenant that it is seized and possessed of the Property; that said land is free and clear of liens and encumbrances except as set forth herein; and that, subject to the conditions, reservations, restrictions, exceptions, and/or limitations contained herein, it will warrant and defend the title thereto against the lawful demands of all persons claiming by, through, or under the GRANTOR, but not further or otherwise.

IN WITNESS WHEREOF, GRANTOR has caused this instrument to be executed as of the ___ day of _____________________, 2013, by its duly authorized officer.

SEVEN STATES SOUTHAVEN, LLC, a Delaware limited liability company

By:	_____________________________
Name:
Title:

STATE OF TENNESSEE	)
	)	SS
COUNTY OF HAMILTON	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this ________ day of __________________, 2013, within my jurisdiction, the within named ____________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing Special Warranty Deed and acknowledged that he/she executed the same in his/her representative capacity, and that by his/her signature on the instrument, and as the act and deed of the person or entity upon behalf of which he/she acted, executed the above and foregoing Special Warranty Deed, after first having been duly authorized so to do.

Notary Public

My Commission Expires:
[Affix official seal, if applicable]

EXHIBIT A
SOUTHAVEN COMBUSTION TURBINE SITE

Parcel 1 (Acquisition Tract SCBTS-1)

A parcel of land lying in the SW1/4 of Section 15 Township 1 South Range 8 West in DeSoto County, State of Mississippi, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Stateline Road, as shown on US-TVA Drawing No. 112 MS 421 B 99(D) R.1 (formerly US-TVA Drawing No. 112 MS 422 B 100(D) R.0) and being more particularly described as follows:

Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S42°05'16"E, 13,353.72 feet to an angle iron (set) on the accepted Mississippi-Tennessee state line being corner No. SCBTS-1 and the Point of Beginning:

Thence leaving the point of beginning and said Mississippi-Tennessee state line S02°11'31"W, 1,100.72 feet to a rebar (found) in the northern right of way of Stateline Road, being corner No. SCBTS-2; thence continuing with said right of way for the following two calls; N87°47'07"W, 304.06 feet to a rebar (found), being corner No. SCBTS-3; thence N87°47'41" W, 104.99 feet to a (3/8") rebar (found), being corner No. SCBTS-6; thence leaving said right of way N02°12'24"E, 206.98 feet to a (3/8") rebar (found), being corner No. SCBTS-5; thence parallel with north right of way of Stateline Road N87°48'27"W, 1,260.36 feet to rebar with cap (found) and stamped "THY INC. #888" in the eastern right of way of Tulane Road, being corner No. SCBTS-7; thence with said right of way N02°15'03"E, 899.31 feet to a rebar with cap (found) on the accepted Mississippi-Tennessee state line, being corner No. SCBTS-8; thence leaving said right of way and with said state line S87°36'39"E, 1,668.44 feet to the point of beginning.

Located on VTM Quad Horn Lake, MS.

Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.

Parcel 2 (Acquisition Tract SCBTS-2)
A parcel of land lying in the SE1/4 of Section 16 Township 1 South Range 8 West in Desoto County, State of Mississippi, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Stateline Road, as shown on US-TVA Drawing No. 112 MS 421 B 99(D) R.1 (formerly US-TVA Drawing No. 112 MS 422 B 100(D) R.0) and being more particularly described as follows:
Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S33°33’03”E, 12,943.26 feet to a rebar (found) in the west right of way of Tulane Road, being corner No. SCBTS-9 and the Point of Beginning:
Thence leaving the point of beginning and said right of way N87°55’13”W, 225.69 feet to a nail (60d) (found), being corner No. SCBTS-10;
thence N87°42’13”W, 420.76 feet to a rebar without cap (found), being corner No. SCBTS-11; thence N02°36’46”E, 209.28 feet to a rebar without cap (found), being corner No. SCBTS-12; thence N87°28’38”W, 210.14 feet to an iron pipe (1.5”) (found), being corner No. SCBTS-13; thence S02°13’39”W, 209.42 feet to a pin (found), being corner No. SCBTS-14;
thence S02°43’42”W, 155.47 feet to a rebar with cap (found) in the north right of way of Stateline Road, being corner No. SCBTS-15;
thence with road said right of way N87°43’40”W, 415.16 feet to a rebar (found), being corner No. SCBTS-16;
thence N02°24’39”E, 673.73 feet to an iron pipe (1.5”) (found), being corner No. SCBTS-17; thence S87°35’36”E, 434.83 feet to a rebar (found), being corner No. SCBTS-18;
thence N02°19’08” E, 435.00 feet to a rebar (found) on the accepted Mississippi-Tennessee state line, being corner No. SCBTS-19;
thence with said state line for the following calls:
S87°35’34”E, 311.41 feet to an angle iron (set), being corner No. SCBTS-26;
thence S87°35’28”E, 523.19 feet to an iron pipe (found) in the west right of way of Tulane Road, being Corner No. SCBTS-20;
thence leaving said state line and with said road right of way S02°15’57”W, 206.15 feet to a rebar (found), being corner No. SCBTS-21;
thence leaving said right of way N87°38’49”W, 158.80 feet to a rebar (found), being corner No. SCBTS-22;
thence S02°07’35”W, 209.14 feet to an iron pipe (found), being corner No. SCBTS-23;
thence S87°29’48”E, 158.20 feet to a rebar (found) in the western right of way of Tulane Road, being corner No. SCBTS-24;
thence with said road right of way S02°15’14”W, 534.74 feet to the point of beginning and containing 23.14 acres.

Located on VTM Quad Horn Lake, MS.
Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.
This description was prepared from an ALTA survey dated May 1, 2000 and a survey dated December 18, 2007 by:
Tennessee Valley Authority
MR 4B-C
Chattanooga, TN 37402-2801

Parcel 3 - Transmission Line Easement (Acquisition Tract SCBTS-4-TL)
An easement for transmission line purposes as described in that certain Transmission Line Easement dated November 21, 2000, between Entergy Mississippi, Inc. and Southaven Power, LLC, recorded December 8, 2000 in Deed Book 384, page 81 over, under and across a parcel of land lying in the SE1/4 of Section 16 Township 1 South Range 8 West in Desoto County, State of Mississippi, being on the Southaven Combustion Turbine Site, as shown on US-TVA Drawing No. 112 MS 421 B 99(D) R.1 (formerly US-TVA Drawing No. 112 MS 422 B 100(D) R.0) and being more particularly described as follows:
Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S29°12’19”E, 12,075.19 feet to a point in the western line of tract SCBTS-2, being corner SCBTS-33 and the Point of Beginning:
Thence leaving the point of beginning and said western line of tract SCBTS-2 N89°54’39”W,
417.53 feet to a point, being corner No. SCBTS-34;
thence N44°04’03”W, 81.72 feet to a point, being corner No. SCBTS-35;
thence N45°55’57”E, 150.00 feet to a point, being corner No. SCBTS-36;
thence S44°04’03”E, 18.29 to a point, being Corner No. SCBTS-37;
thence S89°54’39”E, 360.18 to a point, being Corner No. SCBTS-38;
thence S02°24’35”W, 150.12 feet to the point of beginning and containing 1.51 acres.

Located on VTM Quad Horn Lake, MS.
Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.
This description was prepared from an ALTA survey dated May 1, 2000 and a survey dated December 18, 2007 by:
Tennessee Valley Authority
MR 4B-C
Chattanooga, TN 37402-2801

Prepared by:

[___________], Attorney
[Tennessee Valley Authority]
[1101 Market Street, SP 3L]
[Chattanooga, Tennessee 37402-2801]
[Telephone: (423) 751-6317]
TVA TRACT NO. XSCBTS-2 S. 1X
SPECIAL WARRANTY DEED
THIS INDENTURE, made and entered into as of the 9th day of August, 2013, by and between the SEVEN STATES SOUTHAVEN, LLC, a Delaware limited liability company (hereinafter sometimes referred to as “GRANTOR”), and the UNITED STATES OF AMERICA (hereinafter sometimes referred to as “GRANTEE”), acting herein by and through its legal agent, the TENNESSEE VALLEY AUTHORITY (hereinafter sometimes referred to as “TVA”), a corporation created and existing under an Act of Congress known as the Tennessee Valley Authority Act of 1933, as amended.
W I T N E S S E T H
WHEREAS, GRANTOR, by virtue of Special Warranty Deed from TVA dated September 26, 2008, of record as Instrument No. 08130042 in the office of the Register of Shelby County, Tennessee, and virtue of Special Warranty Deed from TVA dated April 17, 2009, of record as Instrument No. 09044949 in the office of the Register of Shelby County, Tennessee, acquired an undivided ninety percent (90%) interest (the “Acquired Interest”) in and to Parcel 1 and the benefits of a Transmission Line Corridor in, on, over, and across the Transmission Line Corridor Parcel, which parcels are more particularly described in Exhibit A, which is attached hereto and made a part hereof (Parcel 1 and the Transmission Line Corridor Parcel collectively referred to herein as the “Property”); and
WHEREAS, GRANTOR and TVA have entered into that certain Asset Purchase Agreement dated August 6, 2013 (the “APA”), pursuant to which TVA has purchased all of the GRANTOR’S right, title, and interest in and to the Acquired Interest in the Property; and
NOW THEREFORE, for and in consideration of the covenants, promises and obligations set forth in the APA, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GRANTOR does hereby grant, bargain, sell, transfer, and convey to GRANTEE, subject to the provisions of the APA, and any revisions or supplements thereto, the Acquired Interest in the Property, as described in said Exhibit A.
This conveyance and its warranty is subject to any and all prior reservations and/or exceptions to oil, gas, and other minerals and rights incidental thereto and any and all restrictions, covenants, easements, dedications, rights-of-way, and other matters of record affecting the Property.
GRANTOR shall not be responsible for any ad valorem taxes or special assessments that may be imposed upon the Property.

TO HAVE AND TO HOLD the Acquired Interest in the Property together with all rights and appurtenances thereto belonging unto GRANTEE, its successors, and assigns forever.
And GRANTOR does hereby covenant that it is seized and possessed of the Property; that said land is free and clear of liens and encumbrances except as set forth herein; and that, subject to the conditions, reservations, restrictions, exceptions, and/or limitations contained herein, it will warrant and defend the title thereto against the lawful demands of all persons claiming by, through, or under the GRANTOR, but not further or otherwise.

TVA TRACT NO. XSCBTS-2 S. 1X

IN WITNESS WHEREOF, GRANTOR has caused this instrument to be executed as of the ___ day of August, 2013, by its duly authorized officer.

SEVEN STATES SOUTHAVEN, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF TENNESSEE	)
)
COUNTY OF HAMILTON	)

On the ____ day of______________, 2013, before me appeared [__________], to me personally known, who, being by me duly sworn, did say that [__] is the [_________], of SEVEN STATES SOUTHAVEN, LLC, the within named GRANTOR, a Delaware limited liability company, and that such person, as the duly authorized officer of GRANTOR, executed the foregoing instrument for the purpose therein contained.
WITNESS my hand and official seal of office in Chattanooga, Tennessee, the day and year aforesaid.

Notary Public

My Commission Expires: ______________________

Name and address of Grantor: Seven States Southaven, LLC 1206 South Broad Street Chattanooga, Tennessee 37402 Telephone: (423) 756-6511	Address of Grantee: United States of America Tennessee Valley Authority 400 West Summit Hill Drive Knoxville, Tennessee 37902 Telephone: (865) 632-3366

Tax Parcel Number: 076-1440-0-00021-0

TVA Tract No. XSCBTS-2 S.1X

AFFIDAVIT OF EXEMPTION FROM TRANSFER TAX

STATE OF TENNESSEE	)
)
COUNTY OF SHELBY	)

The undersigned hereby offers this instrument for recording within the meaning of the statutes of the State of Tennessee, and hereby swears and affirms that the transfer hereunder to the UNITED STATES OF AMERICA is exempt from transfer tax.

Affiant

Sworn to and subscribed before me this ______ day of _________________, 2013.

Title:

My Commission Expires:

EXHIBIT A
SOUTHAVEN COMBUSTION TURBINE SITE

Parcel 1 (Acquisition Tract SCBTS-3)
A parcel of land lying in the in the Third Civil District of Shelby County, State of Tennessee, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Windsor Road, as shown on US-TVA Drawing No. 112 MS 421 B 99(D) R.1 (formerly US-TVA Drawing No. 112 MS 422 B 100(D) R.0) and being more particularly described as follows:
Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S41°31’41”E, 10,982.12 feet to an iron pipe with cap (found) in the west right of way of Tulane Road being corner No. SCBTS-32 and the Point of Beginning:
Thence leaving the point of beginning and with said right of way S02°12’12”W, 1,617.62 feet to a rebar (found), being corner No. SCBTS-25;
thence N88°17’26”W, 27.82 feet to an iron pipe (found), being corner No. SCBTS-20 thence N87°35’28”W, 523.19 feet to an angle iron (set), being Corner No. SCBTS-26;
thence N02°21’10”E, 126.18 feet to an angle iron (set), being Corner No. SCBTS-27;
thence N02°21’15”E, 238.59 feet to an angle iron (set), being Corner No. SCBTS-30;
thence N02°20’30”E, 1,271.29 feet to an iron pipe (2”) (found) in the south line of Windsor Road, being corner No. SCBTS-31;
thence with said south line S85°41’42”E, 547.38 feet to the point of beginning and containing
20.51 acres.

Located on VTM Quad Horn Lake, MS.
Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.
This description was prepared from an ALTA survey dated May 1, 2000 and a survey dated December 18, 2007 by:
Tennessee Valley Authority
MR 4B-C
Chattanooga, TN 37402-2801

TVA TRACT NO. XSCBTS-2 S. 1X

Transmission Line Corridor
A parcel of land lying in the in the Third Civil District of Shelby County, State of Tennessee, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Windsor Road, as shown on US-TVA Drawing No. 112 MS 421 B 99(D) R.1 (formerly US-TVA Drawing No. 112 MS 422 B 100(D) R.0) and being more particularly described as follows:
Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S34°33’26”E, 11,764.90 feet to an angle iron (set) being corner No. SCBTS-27 and the Point of Beginning:
Thence leaving the point of beginning N54°36’16”W, 480.01 feet to an angle iron (set), being Corner No. SCBTS-28;
thence N35°24’01”E, 200.01 feet to an angle iron (set), being Corner No. SCBTS-29 thence S54°36’16”E, 349.90 feet to an angle iron (set), being Corner No. SCBTS-30;
thence S02°21’15”W, 238.59 feet to the point of beginning and containing 1.91 acres.
Located on VTM Quad Horn Lake, MS.
Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.
This description was prepared from an ALTA survey dated May 1, 2000 and a survey dated December 18, 2007 by:
Tennessee Valley Authority
MR 4B-C
Chattanooga, TN 37402-2801

DISCLOSURE SCHEDULES
to the
ASSET PURCHASE AGREEMENT
by and between
Tennessee Valley Authority,
as Buyer,
and
Seven States Southaven, LLC,
as Seller

Dated as of August 6, 2013

SCHEDULES

Item	Description

Schedule 2.1(a)	Facility Tangible Property
Schedule 2.1(b)	Real Property
Schedule 2.1(c)	Easements
Schedule 2.1(d)	Tangible Intellectual Property
Schedule 2.1(e)	Assigned Contracts
Schedule 2.1(f)	Assigned Permits
Schedule 2.1(h)	Emissions Allowances
Schedule 2.1(i)	Prepaid Assets and Expenses
Schedule 2.1(j)	Facility Books and Records
Schedule 2.2	Excluded Assets
Schedule 4.3	Seller’s Consents and Approvals
Schedule 4.4	Liens
Schedule 4.6	Tax Matters

General Terms

1.
Any terms used in these Disclosure Schedules but not defined herein shall have the same meanings ascribed thereto in the Asset Purchase Agreement (the “Agreement”), dated as of August 6, 2013, by and among Seven States Southaven, LLC (“Seller”), and Tennessee Valley Authority (“Buyer”), of which these Disclosure Schedules are a part.

2.	Any disclosures contained in these Disclosure Schedules that refer to a document are qualified in their entirety by reference to the text of such document.

3.
No disclosure of any matter contained in these Disclosure Schedules shall create an implication that such matter, or any matter like it, is required to be disclosed on any Disclosure Schedule, is material, constitutes a Seller Material Adverse Effect or would meet any criterion or legal standard specified in the Agreement.

4.	The headings contained in these Disclosure Schedules are for reference only and shall not affect in any way the meaning or interpretation of these Disclosure Schedules.

5.
Each exception and other response to the Agreement set forth in this Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of the Agreement, and, except as otherwise specifically stated or as is reasonably apparent with respect to such exception, relates only to such section or subsection.

6.
Seller may, from time to time prior to the Closing, notify Buyer of any changes or additions to any of Seller’s Disclosure Schedules to the Agreement by delivering amendments or supplements thereto, if any, as of a reasonably current date prior to the Closing. Such notification, change, addition, amendment or supplement by Seller shall have no effect for purposes of determining whether Buyer’s conditions to Closing set forth in Section 3.2 of the Agreement have been fulfilled. If the Closing occurs, all matters disclosed by Seller pursuant to any such notification, change, addition, amendment or supplement made prior to the Closing shall be deemed to be included in the Disclosure Schedules as of the Closing and shall be deemed to have cured any breach or inaccuracy of any representation or warranty in this Agreement (it being understood that the consummation of the Closing will be deemed to constitute a waiver of such breach).

SCHEDULE 2.1(a)
FACILITY TANGIBLE PROPERTY

1. The Facility, as more fully described in Exhibit A of the Agreement.

SCHEDULE 2.1(b)
REAL PROPERTY

Real Property Located in Mississippi

Parcel 1: The Facility Site (Acquisition Tract SCBTS-1)
A parcel of land lying in the SW1/4 of Section 15 Township 1 South Range 8 West in DeSoto County, State of Mississippi, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Stateline Road, as shown on US-TVA Drawing No. 112 MS 421 B 99(D) R.1 (formerly US-TVA Drawing No. 112 MS 422 B 100(D) R.0) and being more particularly described as follows:

Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S42°05'16"E, 13,353.72 feet to an angle iron (set) on the accepted Mississippi-Tennessee state line being corner No. SCBTS-1 and the Point of Beginning:

Thence leaving the point of beginning and said Mississippi-Tennessee state line S02°11'31"W, 1,100.72 feet to a rebar (found) in the northern right of way of Stateline Road, being corner No. SCBTS-2; thence continuing with said right of way for the following two calls; N87°47'07"W, 304.06 feet to a rebar (found), being corner No. SCBTS-3; thence N87°47'41" W, 104.99 feet to a (3/8") rebar (found), being corner No. SCBTS-6; thence leaving said right of way N02°12'24"E, 206.98 feet to a (3/8") rebar (found), being corner No. SCBTS-5; thence parallel with north right of way of Stateline Road N87°48'27"W, 1,260.36 feet to rebar with cap (found) and stamped "THY INC. #888" in the eastern right of way of Tulane Road, being corner No. SCBTS-7; thence with said right of way N02°15'03"E, 899.31 feet to a rebar with cap (found) on the accepted Mississippi-Tennessee state line, being corner No. SCBTS-8; thence leaving said right of way and with said state line S87°36'39"E, 1,668.44 feet to the point of beginning.

Located on VTM Quad Horn Lake, MS.

Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.

Parcel 2 (Acquisition Tract SCBTS-2)
A parcel of land lying in the SE1/4 of Section 16 Township 1 South Range 8 West in Desoto County, State of Mississippi, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Stateline Road, as shown on US-TVA Drawing No. 112 MS 422 B 100(D) R.0 and being more particularly described as follows:

Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S33°33’03”E, 12,943.26 feet to a rebar (found) in the west right of way of Tulane Road, being corner No. SCBTS-9 and the Point of Beginning:
Thence leaving the point of beginning and said right of way N87°55’13”W, 225.69 feet to a nail (60d) (found), being corner No. SCBTS-10;
thence N87°42’13”W, 420.76 feet to a rebar without cap (found), being corner No. SCBTS-11; thence N02°36’46”E, 209.28 feet to a rebar without cap (found), being corner No. SCBTS-12; thence N87°28’38”W, 210.14 feet to an iron pipe (1.5”) (found), being corner No. SCBTS-13; thence S02°13’39”W, 209.42 feet to a pin (found), being corner No. SCBTS-14;
thence S02°43’42”W, 155.47 feet to a rebar with cap (found) in the north right of way of Stateline Road, being corner No. SCBTS-15;
thence with road said right of way N87°43’40”W, 415.16 feet to a rebar (found), being corner No. SCBTS-16;
thence N02°24’39”E, 673.73 feet to an iron pipe (1.5”) (found), being corner No. SCBTS-17; thence S87°35’36”E, 434.83 feet to a rebar (found), being corner No. SCBTS-18;
thence N02°19’08” E, 435.00 feet to a rebar (found) on the accepted Mississippi-Tennessee state line, being corner No. SCBTS-19;
thence with said state line for the following calls:
S87°35’34”E, 311.41 feet to an angle iron (set), being corner No. SCBTS-26;
thence S87°35`28”E, 523.19 feet to an iron pipe (found) in the west right of way of Tulane Road, being Corner No. SCBTS-20;
thence leaving said state line and with said road right of way S02°15’57”W, 206.15 feet to a rebar (found), being corner No. SCBTS-21;
thence leaving said right of way N87°38’49”W, 158.80 feet to a rebar (found), being corner No. SCBTS-22;
thence S02°07’35”W, 209.14 feet to an iron pipe (found), being corner No. SCBTS-23;
thence S87°29’48”E, 158.20 feet to a rebar (found) in the western right of way of Tulane Road, being corner No. SCBTS-24;
thence with said road right of way S02°15’14”W, 534.74 feet to the point of beginning and containing 23.14 acres.

Located on VTM Quad Horn Lake, MS.
Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.
This description was prepared from an ALTA survey dated May 1, 2000 and a survey dated December 18, 2007 by:
Tennessee Valley Authority
MR 4B-C
Chattanooga, TN 37402-2801

Parcel 3 - Transmission Line Easement (Acquisition Tract SCBTS-4-TL)
An easement for transmission line purposes as described in that certain Transmission Line Easement dated November 21, 2000, between Entergy Mississippi, Inc. and Southaven Power, LLC, recorded December 8, 2000 in Deed Book 384, page 81 over, under and across a parcel of land lying in the SE1/4 of Section 16 Township 1 South Range 8 West in Desoto County, State of Mississippi, being on the Southaven Combustion Turbine Site, as shown on US-TVA Drawing No. 112 MS 422 B 100(D) R.0 and being more particularly described as follows:
Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S29°12’19”E, 12,075.19 feet to a point in the western line of tract SCBTS-2, being corner SCBTS-33 and the Point of Beginning:
Thence leaving the point of beginning and said western line of tract SCBTS-2 N89°54’39”W,
417.53 feet to a point, being corner No. SCBTS-34;
thence N44°04’03”W, 81.72 feet to a point, being corner No. SCBTS-35;
thence N45°55’57”E, 150.00 feet to a point, being corner No. SCBTS-36;
thence S44°04’03”E, 18.29 to a point, being Corner No. SCBTS-37;
thence S89°54’39”E, 360.18 to a point, being Corner No. SCBTS-38;
thence S02°24’35”W, 150.12 feet to the point of beginning and containing 1.51 acres.

Located on VTM Quad Horn Lake, MS.
Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.
This description was prepared from an ALTA survey dated May 1, 2000 and a survey dated December 18, 2007 by:
Tennessee Valley Authority
MR 4B-C
Chattanooga, TN 37402-2801

Real Property Located in Tennessee
Parcel 1 (Acquisition Tract SCBTS-3)
A parcel of land lying in the in the Third Civil District of Shelby County, State of Tennessee, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Windsor Road, as shown on US-TVA Drawing No. 112 MS 422 B 100(D) R.0 and being more particularly described as follows:
Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S41°31’41”E, 10,982.12 feet to an iron pipe with cap (found) in the west right of way of Tulane Road being corner No. SCBTS-32 and the Point of Beginning:
Thence leaving the point of beginning and with said right of way S02°12’12”W, 1,617.62 feet to a rebar (found), being corner No. SCBTS-25;
thence N88°17’26”W, 27.82 feet to an iron pipe (found), being corner No. SCBTS-20 thence N87°35’28”W, 523.19 feet to an angle iron (set), being Corner No. SCBTS-26;
thence N02°21’10”E, 126.18 feet to an angle iron (set), being Corner No. SCBTS-27;
thence N02°21’15”E, 238.59 feet to an angle iron (set), being Corner No. SCBTS-30;
thence N02°20’30”E, 1,271.29 feet to an iron pipe (2”) (found) in the south line of Windsor Road, being corner No. SCBTS-31;
thence with said south line S85°41’42”E, 547.38 feet to the point of beginning and containing
20.51 acres.

Located on VTM Quad Horn Lake, MS.
Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.
This description was prepared from an ALTA survey dated May 1, 2000 and a survey dated December 18, 2007 by:
Tennessee Valley Authority
MR 4B-C
Chattanooga, TN 37402-2801

Transmission Line Corridor
A parcel of land lying in the in the Third Civil District of Shelby County, State of Tennessee, being on the Southaven Combustion Turbine Site and at the intersection of Tulane Road and Windsor Road, as shown on US-TVA Drawing No. 112 MS 421 B 99(D) R.0 and being more particularly described as follows:
Commencing at a concrete monument (found) (Coordinates: N. 275,703.11, E. 750,567.00), being NGS MON 153; thence S34°33’26”E, 11,764.90 feet to an angle iron (set) being corner No. SCBTS-27 and the Point of Beginning:
Thence leaving the point of beginning N54°36’16”W, 480.01 feet to an angle iron (set), being Corner No. SCBTS-28;
thence N35°24’01”E, 200.01 feet to an angle iron (set), being Corner No. SCBTS-29;
thence S54°36’16”E, 349.90 feet to an angle iron (set), being Corner No. SCBTS-30;
thence S02°21’15”W, 238.59 feet to the point of beginning and containing 1.91 acres.

Located on VTM Quad Horn Lake, MS.
Positions of corners and directions of lines are referred to the Tennessee Lambert State Coordinate System and NAD 83 (2007) Horizontal Datum.
This description was prepared from an ALTA survey dated May 1, 2000 and a survey dated December 18, 2007 by:
Tennessee Valley Authority
MR 4B-C
Chattanooga, TN 37402-2801

SCHEDULE 2.1(c)
EASEMENTS

1.	Transmission Line Easement, dated November 21, 2000, by and between Entergy Mississippi, Inc. and Southaven Power, LLC

2.	Transmission Line Easement, dated December 12, 2000, by and between Cogentrix Southaven Properties, LLC and Southaven Power, LLC

3.	Transmission Line Easement, dated May 24, 2001, by and between Cogentrix Southaven Properties, LLC and Southaven Power, LLC

4.
Transmission Line Corridor Rights, granted pursuant to Interconnection Agreement, dated October 10, 2000, by and between Tennessee Valley Authority and Southaven Power, LLC, for the tract defined by Instrument KS 6360, dated December 4, 2000

SCHEDULE 2.1(d)
TANGIBLE INTELLECTUAL PROPERTY

Any software license agreements identified as Assigned Contracts, including all updates thereto and replacements thereof.

SCHEDULE 2.1(e)
ASSIGNED CONTRACTS

1.	Master Power Purchase and Sale Agreement (Tolling Agreement) between Southaven Power, LLC and Tennessee Valley Authority, dated as of August 22, 2006

2.	Conversion Services Confirmation of Master Power Purchase and Sale Agreement (Tolling Agreement) between Southaven Power, LLC and Tennessee Valley Authority, dated as of August 22, 2006

3.
Agreement Extending Conversion Services Confirmation and Master Power Purchase and Sale Agreement (Tolling Agreement) between Southaven Power, LLC and Tennessee Valley Authority, dated as of August 31, 2007

4.	Amendment No. 2 to Conversion Services Confirmation between Southaven Power, LLC and Tennessee Valley Authority, dated as of September 6, 2007

5.	Facility Letter Agreement, by and between Texas Gas Transmission Corporation and Southaven Power, LLC, dated as of October 23, 2000

6.	Amendment to Facility Letter Agreement, by and between Texas Gas Transmission Corporation and Cogentrix Energy, LLC, dated as of January 31, 2001

7.	License and Indemnity Agreement, by and between Texas Gas Transmission Corporation and Southaven Power, LLC, dated as of March 27, 2002

8.	Gas Metering Agreement, between Texas Gas Transmission Corporation and Southaven Power, LLC, dated as of June 1, 2000

9.	Interconnection Agreement OOPAP-263655, between Tennessee Valley Authority and Southaven Power, LLC, dated as of October 10, 2000

10.	Amended and Restated Interconnection and Operating Agreement, by and between Southaven Power, LLC and Entergy Mississippi, Inc., dated as of October 20, 2000

11.
Long Term Service Agreement, by and between Southaven Power, LLC and General Electric International, Inc., dated as of October 1, 2001, effective October 21, 2002, as amended by Amendment No. 1, effective as of April 22, 2009, and Amendment No. 2, effective as of November 21, 2009

12.	Parts Sharing Agreement, by and between Cogentrix Parts Company, Inc. and Various Project Affiliates, dated as of October 1, 2001, as amended by Amendment No. 1, dated as of April 26, 2012

13.	Amended and Restated Sewer Agreement, between the City of Southaven and Southaven Power, LLC, dated as of August 23, 2000

Software License Agreements

Software license agreements relating to the following software, and any updates thereto or replacements thereof:

(a)    CeDARs Breeze 75x
(b)    DeltaV
(c)    GE MarkV with HMI

SCHEDULE 2.1(f)
ASSIGNED PERMITS

1.	Southaven NPDES Water Control Permit, DeSoto County, Permit Number MSP091679, dated as of December 8, 2005

2.	Permit to Divert or Withdraw for Beneficial Use the Public Waters MS-GW-15453, dated as of October 26, 1999

3.	Well Permit To Divert or Withdraw for Beneficial Use the Public Waters MS-GW- 15555, dated as of October 10, 2000

4.	Well Permit to Divert or Withdraw for Beneficial Use the Public Waters MS-GW-15556, dated as of October 10, 2000

5.	Well Permit To Divert or Withdraw for Beneficial Use the Public Waters MS-GW- 15557, dated as of October 10, 2000

6.	Well Permit To Divert or Withdraw for Beneficial Use the Public Waters MS-GW- 15558, dated as of October 10, 2000

7.	Well Permit To Divert or Withdraw for Beneficial Use the Public Waters MS-GW- 15559, dated as of October 10, 2000

8.	Well Permit To Divert or Withdraw for Beneficial Use the Public Waters MS-GW- 15560, dated as of October 10, 2000

9.	Storm Water Baseline General Permit For Industrial Activities, Permit Number MSR001420, dated as of October 8, 2005

10.	Department of the Army, Wetlands Permit, Coverage Number 000190060, dated as of November 11, 2000

11.	Amended and Restated Sewer Agreement, between the City of Southaven and Southaven Power, LLC, dated as of August 23, 2000

12.	Municipal Development Agreement, by and between the City of Southaven, Mississippi and Cogentrix Energy, LLC, dated as of June 7, 1999

13.	Southaven Power, LLC, State of Mississippi Air Pollution Control Title V Permit No. 0680-00095 issued May 24, 2005

14.	Southaven Power, LLC, Southaven Power Project, State Line and Tulane Road Southaven, Mississippi, State of Mississippi Air Pollution Control Permit No. 0680-00095 issued April 25, 2000

15.	FAA Determination of No Hazard to Air Navigation No. 00-ASO-0941-OE, dated as of March 16, 2000

16.	Southaven Power, LLC, DeSoto County, Acid Rain Certificate of Representation, dated as of October 11, 2007

17.	FCC Radio License, WQFJ225 held by Southaven Power, LLC

SCHEDULE 2.1(h)
EMISSIONS ALLOWANCES

All Emissions Allowances held in the name of Seven States Southaven, LLC (Facility ID 55269) as of the Closing Date.

SCHEDULE 2.1(i)
PREPAID ASSETS AND EXPENSES

1.    None.

SCHEDULE 2.1(j)
FACILITY BOOKS AND RECORDS

1.    None

SCHEDULE 2.2
EXCLUDED ASSETS

1.	All accumulated interest earned on the Accumulated Amortization Costs in the Escrow Account shall remain with Seller.

2.	Seller’s right to indemnification by Buyer pursuant to Section 2 of the Termination of Joint Ownership Agreement, dated August 9, 2013.

3.
Seller’s rights (i) to any payments from Buyer under Section 3.3(a) of the Lease Agreement, and (ii) to indemnification by Buyer, in each case pursuant to Section 2 of the Termination of Lease Agreement, dated August 9, 2013.

SCHEDULE 4.3
CONSENTS AND APPROVALS

1.
Consent Agreement to Assignment of Parts Sharing Agreement, dated June 20, 2013, by and among CGX Parts Company, Inc. (f/k/a Cogentrix Parts Company, Inc.); Seven States Southaven, LLC; Tennessee Valley Authority; and Green Country Energy, LLC.

2.
Consent to Assignment of Contract, dated June 3, 2013, between Tennessee Valley Authority and General Electric International, Inc. (countersigned on June 11, 2013) relating to the Long Term Service Agreement, dated October 21, 2002, as amended as of April 22, 2009 and November 21, 2009, between General Electric International, Inc. Seven States Southaven, LLC and Tennessee Valley Authority.

3.
Consent to Assignment of Contracts, dated May 17, 2013, between Tennessee Valley Authority and Texas Gas Transmission, LLC, f/k/a Texas Gas Transmission Corporation (“Texas Gas”) (countersigned on June 4, 2013) relating to (i) the Facility Letter Agreement between Texas Gas and Southaven Power, LLC (“Southaven”), dated October 23, 2000, and the Amendment to Facility Letter Agreement between Texas Gas and Cogentrix Energy, LLC, dated January 31, 2001, (ii) License and Indemnity Agreement between Texas Gas and Southaven, dated March 27, 2002, and (iii) the Gas Metering Agreement between Texas Gas and Southaven, dated June 1, 2000.

4.
Notification of and Consent to Assignment of Contract, dated July 31, 2013, by Seven States Southaven, LLC, Tennessee Valley Authority, and Entergy Services, Inc. (countersigned on August 5, 2013) relating to the Amended and Restated Interconnection and Operating Agreement, dated October 20, 2000, between Southaven Power, LLC and Entergy Mississippi, Inc. - TVA Contract No. 00072832.

SCHEDULE 4.4
LIENS

1.     None.

SCHEDULE 4.6
TAX MATTERS

1.	None.